Exhibit 10.1

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LICENSE AND DEVELOPMENT AGREEMENT

This License and Development Agreement (the “Agreement”) is made as of September 5, 2007 (the “Effective Date”) by and between BioDelivery Sciences International, Inc., a Delaware corporation with an office at 2501 Aerial Center Parkway, Suite 205, Morrisville, North Carolina 27560 USA (“Parent”), its wholly-owned subsidiary Arius Pharmaceuticals, Inc., a Delaware corporation with an office at the same address (“Arius”, and together with Parent, “BDSI”), and Meda AB, a Swedish corporation with its principal office at Pipers väg 2 A, SE-170 09, Solna, Sweden (“Meda”). BDSI and Meda are sometimes referred to collectively herein as the “Parties” or singly as a “Party.”

R E C I T A L S

WHEREAS, BDSI wishes to grant to Meda, and Meda wishes to obtain from BDSI, an exclusive license to develop, manufacture (or have manufactured), market, advertise, promote, distribute, offer for sale, sell, export, and import BDSI’s BEMA fentanyl product in the United States, Mexico and Canada on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following terms used in this Agreement shall have the meaning set forth below:

“ADE” means any Adverse Event associated with any Licensed Product or the Demonstration Samples (including Adverse Drug Reactions).

“Adverse Event” or “AE” means any untoward medical occurrence in a patient or clinical investigation subject administered Licensed Products or Demonstration Samples and which does not necessarily have to have a causal relationship with such treatment.

“Adverse Reaction” or “Adverse Drug Reaction” or “ADR” means a response to any Licensed Product or Demonstration Sample which is noxious and unintended and which occurs at doses normally used in man for prophylaxis, diagnosis or therapy of disease or for modification of physiological function.

“Advertising and Promotional Expenses” for any period means all reasonable, documented out-of-pocket costs and expenses incurred and paid, or accrued as payable, to Third Parties by Meda or its Affiliates with respect to the advertising, marketing and sales of the

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Fentanyl Product with respect to the First Indication in the Territory for such period, including, to the extent attributable or incurred with respect to the promotion, sale, or marketing of the Fentanyl Product for the First Indication in the Territory, costs for advertisements, advertising agency fees, marketing, sales, or promotional meetings scheduled primarily for the Fentanyl Product with respect to the First Indication, sales and marketing meetings, development and production of sales force training materials, website costs, conventions and seminars, market research, sponsorships, funding of continuing medical education programs that are relevant to the Fentanyl Product with respect to the First Indication (which are supervised by Meda’s Medical Affairs Department in accordance with Accreditation Counsel for Continuing Medical Education (ACCME) guidelines), and other payments for programs to institutional and managed care purchasers, acquisition and shipping costs of training and sales and marketing materials, together with the cost of field aids and sales premiums and other similar tokens; provided however that “Advertising and Promotional Expenses” shall not include any amounts, even if such amounts would otherwise be included above, to the extent payable or incurred in respect of the preparation, implementation, or execution of, or compliance with, any RiskMAP or as compensation and benefits to Meda’s or its Affiliates’ employees or Third Parties engaged as sales representatives.

“Affiliate” means an individual, trust, business trust, joint venture, partnership, corporation, association or any other entity which owns, is owned by or is under common ownership with, a Party. For the purposes of this definition, the term “owns” (including, with correlative meanings, the terms “owned by” and “under common ownership with”) as used with respect to any Party, shall mean the possession (directly or indirectly) of more than 50% of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

“API” means an active pharmaceutical ingredient.

“Applicable Laws” means all applicable laws, rules, regulations and guidelines that may apply to the development, marketing, manufacturing or sale of any Licensed Product or the performance of either Party’s obligations under this Agreement, including but not limited to all laws, regulations and guidelines governing the import, export, development, marketing, distribution and sale of any Licensed Product in the Territory, to the extent relevant, all Good Manufacturing Practices or Good Clinical Practices standards or guidelines promulgated by the FDA or other Competent Authorities, all laws, rules, regulations, and guidelines applicable to the manufacture, use, shipment, handling, sale, marketing, and distribution of fentanyl as a Schedule II controlled substance under the United States’ Controlled Substances Act and any similar foreign laws, rules, and regulations, and trade association guidelines (including but not limited to, with respect to all of the foregoing, those which apply to the handling of narcotics), where applicable.

“Applicable Royalty Percentage” means on a Licensed Product-by-Licensed Product and country-by-country basis, *** percent (***%) for the Initial Term and *** percent (***%) for the Subsequent Term.

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“Arius Two Agreement” means that certain License Agreement executed between Arius and Arius Two, Inc. (“Arius Two”), dated September 5, 2007, subject to the Sublicensing Consent executed by Arius Two and Arius dated September 5, 2007 (the “Arius Two Consent”); such License Agreement and the Arius Two Consent are attached hereto as Exhibit A.

“BDSI-Supplied Unit” means a Unit supplied by or on behalf of BDSI to Meda or its Affiliates under the Supply Agreement or any subsequent agreement entered into by the parties for the supply of *** Products, as contemplated by Section 2.09(b) (such agreement, the “*** Supply Agreement”).

“BEMA” means the proprietary bioerodible, mucoadhesive multi-layer polymer film technology Controlled by BDSI or Arius Two.

“Books and Records” means, in whatever media, any and all books and records, reports and accounts in connection with or related to any Licensed Product, the Commercialization thereof, the Development Program, Competent Authorities, Applicable Laws or this Agreement. Books and Records shall also include any market research and competitive reports, marketing reports, and related data.

“Bundled Product” means any Licensed Product when (i) sold together with any other products and/or services within the Territory at a unit price, whether packaged together or separately with another pharmaceutical product or other device, equipment, instrumentation, or other components (other than solely containers or packaging exclusively for such Licensed Product), (ii) used as a “loss leader”, (iii) a discount, rebate, or similar financial incentive is offered on the Licensed Product as consideration or incentive for a Third Party to buy other products or services from Meda, or (iv) such Licensed Product is otherwise bundled with sales of any other products or services in any discounting program.

“CDC Agreement” means that certain Clinical Development and License Agreement between BDSI and CDC IV, LLC (“CDC”) dated July 14, 2005, as amended, and subject to those certain sublicensing consents dated August 2, 2006 and September 5, 2007; the body of such Clinical Development and License Agreement (but not its exhibits), its amendments, and the referenced consents are attached hereto as Exhibit B.

“Commercialization” means the marketing, promotion, advertising, selling and/or distribution of any Licensed Product in the Territory after regulatory approval therefor has been obtained; and the term “Commercialize” has a corresponding meaning.

“Commercially Reasonable Efforts” means, except as otherwise explicitly set forth in this Agreement, efforts consistent with the reasonable exercise of prudent scientific and business judgment and generally accepted practices in the pharmaceutical industry, as applied to similar products having comparable market potential. “Comparable market potential” shall be ***. Commercially Reasonable Efforts requires that a Party, ***. The term “Commercially Reasonable” has a corresponding meaning.

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“Commercial Sale” means the sale after Governmental Approval for use, consumption or resale of each Licensed Product in the Territory by Meda, its Affiliates, or Sublicensees. A sale to an Affiliate or Sublicensee shall not constitute a Commercial Sale unless the Affiliate is the end user of the Licensed Product.

“Competent Authorities” means collectively the governmental entities in the Territory responsible for the regulation of medicinal products intended for human use

“Competing Product” means a pharmaceutical product that: (a) is labeled for the indication of breakthrough pain or (b) incorporates fentanyl as an API; provided, that, with respect to ***.

“Confidential Information” means any confidential or proprietary information of a Party, whether in oral, written, graphic or electronic form. Confidential Information shall not include any information which the receiving Party can prove by competent evidence:

(a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available;

(b) is known by the receiving Party at the time of receiving such information, as evidenced by its written records maintained in the ordinary course of business;

(c) is hereafter furnished to the receiving Party by a Third Party, as a matter of right and without restriction on disclosure;

(d) is independently developed by the receiving Party, as evidenced by its written records maintained in the ordinary course of business, without knowledge of, and without the aid, application or use of, the disclosing Party’s Confidential Information; or

(e) is the subject of a written permission to disclose provided by the disclosing Party.

“Control” means the possession of the ability to grant a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing on the Effective Date or, with respect to any intellectual property rights acquired from a Third Party following the Effective Date, any agreements in effect at the time such rights are acquired.

“Demonstration Samples” means Units, lacking fentanyl, used to demonstrate the manner in which a Licensed Product is prepared and used, and labeled “demonstration samples, for demonstration purposes only.”

“Development Costs” means the total direct and indirect costs incurred by either Party in accordance with the Development Program in developing Fentanyl Product *** under this Agreement, including any travel, out-of-pocket, and Third Party costs.

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“Development Program” means, with respect to the Territory, the plan for completing clinical development for the Licensed Products and obtaining Governmental Approvals for the Licensed Products, or conducting post-Governmental Approval studies of Licensed Products, including ***. The initial Development Program is attached as Exhibit C.

“EU Agreement” means that certain License and Development Agreement, dated August 2, 2006, between Meda and BDSI.

“FDA” means the United States Food and Drug Administration.

“Fentanyl Product” means any Licensed Product ***.

“First Indication” means the treatment of breakthrough cancer pain.

“First Commercial Sale” means the first Commercial Sale of a Licensed Product in the Territory.

“FTE” means the equivalent of one person working full time for one 12-month period in a research, development, commercialization, regulatory or other relevant capacity, approximating *** hours per year. In the interests of clarity, though, a single individual who works more than *** hours in a single year shall be treated as one FTE regardless of the number of hours worked.

“Good Clinical Practices” means good clinical practices as defined in 21 CFR § 50 et seq. and § 312 et seq. and equivalent standards established by Competent Authorities with respect to the Territory.

“Governmental Approval” means all permits, licenses and authorizations, including but not limited to, import permits and Marketing Authorizations required by any Competent Authority as a prerequisite to the manufacturing, marketing or selling of a Licensed Product for human therapeutic use in the Territory.

“Governmental Authority” means any court, tribunal, arbitrator, agency, legislative body, commission, official or other instrumentality of (a) any government of any country, (b) a federal, state, province, county, city or other political subdivision thereof or (c) any supranational body, including the FDA.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Improvements” means any and all developments, inventions or discoveries relating to the Licensed Technology developed or acquired by, or under the Control of, a Party or, in the case of BDSI, Arius Two at any time during the Term and shall include such developments intended to enhance the safety and/or efficacy of a Licensed Product.

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“Initial Term” means the period of time commencing on the First Commercial Sale of a Licensed Product in the Territory and ending, on a country-by-country and Licensed Product-by-Licensed Product basis, on the earlier of (a) the later of (i) expiration of the last to expire of the Valid Claims of Patent Rights (whether Licensed Patent Rights or Patent Rights claiming a Meda Improvement) covering such Licensed Product in such country or (ii) ***.

“Generic Product” means a product sold by a Third Party that (a) contains the same active ingredient(s) as a particular Licensed Product *** (b) is a Therapeutic Equivalent of such Licensed Product, (c) is approved for use for one or more of the same clinical indications approved for such Licensed Product under an application submitted under Section 505(b)(2) of the United States Federal Food, Drug, and Cosmetic Act, an abbreviated new drug application (ANDA), a similar abridged application, or a similar application under applicable laws or regulations of any such country other than the United States, and (d) is not sold pursuant to a sublicense granted under this Agreement to such Third Party by Meda, its Affiliates, or Sublicensees with respect to such Licensed Product or any rights related thereto.

“Know-How” means all know-how, trade secrets, inventions, data, processes, techniques, procedures, compositions, devices, methods, formulas, protocols and information, whether or not patentable, which are not generally publicly known, including, without limitation, all chemical, biochemical, toxicological, and scientific research information, whether in written, graphic or video form or any other form or format.

“Sufficient Launch Stocks” means quantities of a particular Licensed Product reasonably sufficient to support the commencement of the marketing and sale of such Licensed Product in a particular country, which quantities shall not in any event exceed the amount of such Licensed Product ordered by Meda for such purposes under the Supply Agreement ***.

“Licensed Know-How” means all Know-How (including all Improvements) related to the Licensed Product that is under the Control of BDSI or Arius Two as of the Effective Date, or is created or acquired by, or under the Control of, BDSI or Arius Two during the Term including data and documentation of clinical trials, pharmacological, toxicological, clinical, assay, control, and manufacturing data, techniques, processes, methods, or systems, and any other information relating to the Licensed Product that is not covered by the Licensed Patent Rights, but is or would be necessary or useful to develop, manufacture (or prepare for the manufacture of), or commercialize the Licensed Product.

“Licensed Patent Rights” means all Patent Rights in the Territory claiming the Licensed Product or any Improvement, or that are necessary or useful to develop, manufacture and commercialize the Licensed Product in the Territory (including all patents claiming the composition of matter, formulation or method of manufacture or use of the Licensed Products), and that are under the Control of BDSI or Arius Two as of the Effective Date or during the Term, including the patents listed on Exhibit D.

“Licensed Product” means individually and collectively the BEMA-based product which (i) contains fentanyl as it sole API, (ii) is currently the subject of Phase III clinical trials being conducted by BDSI as of the Effective Date***, (iii) would, but for the licenses granted under

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this Agreement, infringe one or more claims of the Licensed Patent Rights (or, if applicable, Patent Rights claiming a Meda Improvement), and (iv) ***, provided that, after the expiration of the Initial Term in a particular country with respect to a particular Licensed Product, the “Licensed Product” in such country shall be deemed to be the BEMA-based product that (1) contains fentanyl as it sole API *** and (2) was sold in such country as a Licensed Product by Meda, its Affiliates, or Sublicensees in such country during the applicable Initial Term under this Agreement. Notwithstanding the foregoing, ***.

“Licensed Technology” means the Licensed Patent Rights and the Licensed Know-How.

“LTS Pharma Agreement” means that certain Process Development Agreement between BDSI and LTS Lohmann Therapie-Systeme AG (“LTS”), dated December 15, 2006.

“Marks” means “BEMA”, alone or accompanied by any logo or design and any non-English language equivalents in figure, sound or meaning, whether registered or not. BEMA is the subject of a pending trademark application in the United States (no. 78424675, filed May 25, 2004).

“Meda Marks” means any trademarks, service marks, trade dress, or logos used by Meda specifically for any Licensed Product at any time in connection with the use, development, promotion, marketing, distribution, offer for sale, or sale of such Licensed Product in the Territory, provided that Meda Marks shall exclude the Marks and all Trade Names.

“Marketing Authorization” means all necessary and appropriate regulatory approvals, including variations thereto and, if applicable or reasonably advisable with respect to a particular jurisdiction, Pricing and Reimbursement Approvals to put a Licensed Product on the market for sale for human therapeutic use in a particular jurisdiction in the Territory.

“Meda Product Cost” means, with respect to any Unit of Fentanyl Product not supplied by or on behalf of BDSI, Meda’s reasonable, documented direct and indirect cost of manufacturing or having manufactured such Unit of Fentanyl Product.

“Minimum Unit Price” means, with respect to a particular Licensed Product, an amount equal to ***.

“NDA” means a new drug application, all amendments and supplements thereto, and all additional documentation required to be filed with the FDA for approval to commence commercial sale of a Licensed Product in the United States.

“Net Sales” means the gross amounts invoiced by Meda, its Affiliates, and their Sublicensees for their sales of Licensed Products to Third Parties in bona fide arm’s length transactions, less the following items: ***.

Licensed Products shall be considered sold when billed out or invoiced. Components of Net Sales shall be determined in the ordinary course of business in accordance with historical practice and using the accrual method of accounting in accordance with GAAP.

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In the event Meda or any Affiliate thereof transfers Licensed Product to a Third Party in a bona fide arm’s length transaction for consideration, in whole or in part, other than cash or to a Third Party in other than a bona fide arm’s length transaction, ***.

Notwithstanding anything to the contrary, in the event that Meda, its Affiliates, or its Sublicensees sells Licensed Product to a Third Party at a discount that is greater than the discount generally given to such Third Party for their other products sold to such Third Party (including establishing a list price at a lower than normal level), then Net Sales to such Third Party shall be deemed to be equal to the arm’s length price that the Third Party would generally pay for such Licensed Product alone when not purchasing other products or services from Meda, its Affiliates, or Sublicensees.

“Net Unit Royalty” means, for a particular Unit, the ***.

“Non-Cancer Indication” means an Indication of the Fentanyl Product in the treatment of (i) generalized breakthrough pain not associated with any specific disease or condition, (ii) breakthrough pain, whether a generalized or specific indication*** or (iii) a breakthrough pain indication associated with any other specific disease or condition to which the Parties mutually agree in writing, such agreement not to be unreasonably withheld. Once a Non-Cancer Indication is the subject of an NDA approved by FDA for the Fentanyl Product, such Non-Cancer Indication shall be deemed the Non-Cancer Indication for all purposes under this Agreement.

“Non-Royalty Sublicensing Revenue” means all ***, if granted by BDSI, to the relevant sublicense under Section 3.02(a) below.

“Oral Fentanyl Product” means any human therapeutic product delivering fentanyl through the oral mucosa, either buccally or sublingually, including Actiq™, Fentora™, Rapinyl™, and the Licensed Product, but excluding tablets, capsules, oral suspensions, or other formulations taken orally (swallowed) that deliver fentanyl primarily via absorption into the bloodstream from the gastrointestinal tract (and not through the oral mucosa).

“Packaging” means any and all containers, cartons, shipping cases, inserts, package inserts or other similar material, including instructions for use, used in packaging or accompanying the Licensed Product.

“Patent Rights” means all rights under patents and patent applications, and any and all patents issuing therefrom (including utility, model and design patents and certificates of invention), together with any and all substitutions, extensions (including supplemental protection certificates), registrations, confirmations, reissues, divisionals, continuations, continuations-in-part, re-examinations, renewals and domestic and foreign counterparts of the foregoing, and all improvements, supplements, modifications or additions.

“Phase III” means an expanded controlled or uncontrolled clinical trial performed after preliminary evidence suggesting effectiveness of a Licensed Product has been obtained, in order to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of the Licensed Product and to provide an adequate basis for physician labeling.

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“Phase IV” means, as applicable, a study or program designed to obtain additional safety or efficacy data, detect new uses for or abuses of a Licensed Product, or to determine effectiveness for labeled indications under conditions of widespread usage, which is commenced after regulatory approval of the Licensed Product.

“Pricing and Reimbursement Approvals” means any pricing and reimbursement approvals which may or must be obtained before placing a Licensed Product on the market in a particular jurisdiction in the Territory.

“Prime Rate of Interest” means the prime rate of interest published from time to time in the Wall Street Journal as the prime rate; provided, however that if the Wall Street Journal does not publish the Prime Rate of Interest, then the term “Prime Rate of Interest” shall mean the rate of interest publicly announced by Bank of America, N.A., as its Prime Rate, Base Rate, Reference Rate or the equivalent of such rate, whether or not such bank makes loans to customers at, above, or below said rate.

“Product Price” means BDSI’s *** costs of supplying a particular Unit to Meda under the Supply Agreement ***, which shall include but not be limited to ***.

“Product Recall” means any recall, market withdrawal, or field correction of a Licensed Product from or in the Territory.

“QLT Agreements” means that certain Intellectual Property Assignment Agreement, Secured Promissory Note, Amended and Restated Security Agreement (concerning the Territory), and Amended and Restated Patent and Trademark Security Agreement (concerning the Territory) between QLT USA, Inc. (“QLT”) and BDSI, dated September 5, 2007.

“Remaining Supply Losses” means the difference between

(A) the sum of Supply Losses plus, with respect to all Units of Fentanyl Products sold by Meda under this Agreement that are subject to the adjusted royalty rates described in Section 4.01(d) or 4.01(e), the aggregate Meda Product Price for such Units of Fentanyl Products less

(B) the sum of (i) *** of Net Sales of such Units of Fentanyl Products sold during the applicable Initial Term(s) and (ii) *** of Net Sales of such Units Fentanyl Products sold during the applicable Subsequent Term(s).

“RiskMAP” means any Risk Minimization Action Plan, as such term is commonly used by FDA with respect to pharmaceutical products, with respect to a Licensed Product.

“Royalty” means the ***.

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“Royalty Quarter” means, for the first Royalty Quarter, the period commencing on the earlier of the date of (i) the First Commercial Sale or (ii) Meda’s or its Affiliates’ initial receipt of Non-Royalty Sublicensing Revenue and ending on the last day of that calendar quarter; and, for subsequent Royalty Quarters, the successive calendar quarters thereafter.

“Royalty Year” means for the first Royalty Year, the period commencing on earlier of the date of (i) the First Commercial Sale or (ii) Meda’s or its Affiliates’ initial receipt of Non-Royalty Sublicensing Revenue and ending on December 31st of such calendar year; and for subsequent Royalty Years, the successive calendar years thereafter.

“Serious Adverse Event” or “SAE” means an Adverse Event that at any dose (i) results in death, (ii) is life-threatening, (iii) requires inpatient hospitalization or prolongation of existing hospitalization, (iv) results in persistent or significant disability/incapacity, or (v) is a congenital anomaly/birth defect. The term “life-threatening” in this definition refers to an event in which the patient was at risk of death at the time of the event; it does not refer to an event which hypothetically might have caused death if it had been more severe. Important medical events that may not be immediately life-threatening or result in death or hospitalization but may jeopardize the patient or require intervention to prevent one of the other outcomes listed above should also be included in this definition to the extent reasonable medical and scientific judgement indicates that expedited reporting is appropriate under Applicable Laws.

“Serious Adverse Reaction” or “SAR” means an Adverse Reaction that at any dose (i) results in death, (ii) is life-threatening, (iii) requires inpatient hospitalization or prolongation of existing hospitalization, (iv) results in persistent or significant disability/incapacity, or (v) is a congenital anomaly/birth defect. The term “life-threatening” in this definition refers to an event in which the patient was at risk of death at the time of the event; it does not refer to an event which hypothetically might have caused death if it had been more severe. Important medical events that may not be immediately life-threatening or result in death or hospitalization but may jeopardize the patient or require intervention to prevent one of the other outcomes listed above should also be included in this definition to the extent reasonable medical and scientific judgement indicates that expedited reporting is appropriate under Applicable Laws.

“Steering Committee” means the Steering Committee established pursuant to Section 2.08 below.

“Sublicensee” means any Third Party, other than an Affiliate of Meda, to whom Meda sublicenses any of its rights under this Agreement as permitted hereby.

“Subsequent Term” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the period beginning on the expiration of the Initial Term in a particular country for a particular Licensed Product and continuing until the termination of this Agreement with respect to such Licensed Product in such country.

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“Supply Losses” means, as agreed to in writing by BDSI or, if the Parties are unable to agree within thirty (30) days of initiation of discussions concerning such matter, determined by arbitration conducted in accordance with the procedures established under Section 14.03, ***.

“Supply Price” means, for a particular Unit ***.

“Therapeutic Equivalent” has the meaning given to such term by the FDA in the current edition of the “Approved Drug Product with Therapeutic Equivalence Evaluations”, as the same may be amended from time to time during the Term.

“Trade Name” means each trade name established for a Licensed Product under this Agreement.

“Term” means the Initial Term and the Subsequent Term for a particular Licensed Product in a particular country.

“Territory” means the United States, Canada and Mexico.

“Third Party” means any entity other than: (a) BDSI, (b) Meda, or (c) an Affiliate of BDSI or Meda.

“Transfer Price” means an amount equal to the greater of (i) *** (“Estimated Average Unit Price”), or (ii) ***.

“Unexpected Adverse Reaction” means an Adverse Reaction, the nature or severity of which is not consistent with the applicable information concerning a Licensed Product or Demonstration Sample (e.g. Investigator’s Brochure for the Licensed Product).

“Unit” means a single saleable unit of Licensed Product and its Packaging.

“Valid Claim” means a claim of any pending patent application or issued and unexpired Patent Right that has not been disclaimed, revoked, held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and that has not been admitted to be invalid or unenforceable through re-examination, re-issue, disclaimer or otherwise, or lost in an interference proceeding; provided, however, that if a claim of a pending patent application shall not have issued within *** or, in the case of claims included in a patent application that is appealed to the United States Patent and Trademark Office’s Board of Appeals and Interferences within such *** period, and which appeal BDSI pursues in Commercially Reasonable fashion, *** after the filing date of such application, such claim shall not constitute a Valid Claim for the purposes of this Agreement unless and until a patent issues with such a claim (or similar claim). Notwithstanding anything to the contrary in this Agreement, if claim in a patent application (i) is initially considered a Valid Claim hereunder, (ii) at some subsequent date no longer is considered a Valid Claim as a result of the time limitations established above, and (iii) later is included, or a similar claim not previously a Valid Claim is included, as a claim in an issued patent, and therefore would otherwise be considered upon such issuance a Valid Claim, any

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royalties or other amounts that would have been paid under this Agreement on the basis of such claim were it considered a Valid Claim during the period of time it did not satisfy the definition of Valid Claim hereunder shall become due and payable within forty-five (45) days of the end of the calendar quarter in which a patent issues with such claim.

Section 1.02 Interpretation. The Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. Except where the context clearly requires to the contrary: (a) each reference in this Agreement to a designated “Section” or “Exhibit” is to the corresponding Section or Exhibit of or to this Agreement; (b) instances of gender or entity-specific usage (e.g., “his” “her” “its” “person” or “individual”) shall not be interpreted to preclude the application of any provision of this Agreement to any individual or entity; (c) “including” shall mean “including, without limitation”; (d) references to Applicable Laws shall mean such Applicable Laws in effect during the Term (taking into account any amendments thereto effective at such time without regard to whether such amendments were enacted or adopted after the Effective Date); (e) references to “US$” or “dollars” shall mean the lawful currency of the United States; (f) references to “Federal” or “federal” shall be to laws, agencies or other attributes of the United States (and not to any State or locality thereof); (g) the meaning of the terms “domestic” and “foreign” shall be determined by reference to the United States; (h) references to “days” shall mean calendar days; (i) references to months or years shall be to the actual calendar months or years at issue (taking into account the actual number of days in any such month or year); and (j) days, business days and times of day shall be determined by reference to local time in Raleigh, North Carolina.

ARTICLE IA

GOVERNMENTAL CONSENTS

Section 1A.01 Required Filings. As soon as reasonably practicable, but in any event no later than within ***, after the execution and delivery of this Agreement, the Parties, as applicable, shall complete and file, or cause to be completed and filed, with the United States Federal Trade Commission (“FTC”) and the Antitrust Division of the United States Department of Justice (“DOJ”) all filings, materials and information required to be filed in connection with the transactions contemplated by this Agreement under the HSR Act, including the “Antitrust Improvements Act Notification and Report Form for Certain Mergers and Acquisitions” (the “HSR Notification and Report Form”). The Parties shall coordinate and cooperate with one another in exchanging and providing such information to each other and in making the filings required by this Section 1A.01 and shall promptly supply such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

Section 1A.02 Early Termination. The Parties, as applicable, shall request early termination of the waiting period with respect to the HSR Notification and Report Form, shall use their reasonable best efforts and shall reasonably cooperate with each other to obtain such early termination of the waiting period, and shall make any further filings and shall promptly complete and file responses to all requests for additional data and information that may be made by the FTC or the DOJ. Without limiting the foregoing, the Parties, as applicable, shall promptly take all such actions, and shall promptly file and use reasonable best efforts to have declared effective or approved, all documents and notifications with any Governmental

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Authority(ies) as may be necessary or may reasonably be requested under applicable state and federal antitrust laws for the consummation of the transactions contemplated by this Agreement. Anything to the contrary herein notwithstanding, neither of the Parties nor their Affiliates shall be required to sell, transfer or otherwise divest assets in order to obtain approval under the HSR Act or other applicable federal and state antitrust laws for the consummation of the transactions contemplated by this Agreement.

Section 1A.03 Effectiveness of Agreement. The rights and obligations of the Parties under this Agreement shall not become effective until both Parties shall have filed their respective HSR Notification and Report Forms, the applicable waiting period, including any extensions thereof, under the HSR Act shall have expired or the applicable Parties shall have received early termination thereof (the date of such expiration or early termination, the “HSR Date”), and Meda shall have paid the amount due under Section 3.01; the Parties shall use their best efforts to cause the HSR Date to occur as soon as reasonably possible. Except as provided by Section 13.02, neither Party shall have any right to terminate this Agreement prior to the HSR Date, provided that if, despite the reasonable best efforts of the Parties in accordance with this Article 1A, (i) the HSR Date has not occurred within 180 days of the Effective Date or (ii) either Party has reasonably determined, prior to the 180th day following the Effective Date but following the 90th day following the Effective Date, that the HSR Date is not reasonably capable of being achieved as described above within *** of the Effective Date, either Party shall be entitled to terminate upon written notice to the other Party, provided no termination under clause (ii) above may be effective prior to the 91st day following the Effective Date.

ARTICLE II

DEVELOPMENT

Section 2.01 Responsibility and Control. BDSI shall be responsible for using Commercially Reasonable Efforts to conduct the development of the Fentanyl Product for the First Indication up to the NDA approval in accordance with the Development Program, including planning, strategy, administrative management, and fiscal control; provided, however, that BDSI shall use reasonable efforts to include Meda in such efforts in a consultative capacity. The Development Program shall be coordinated from the facilities of BDSI. BDSI shall keep Meda reasonably apprised of the status of the Development Program through the Development Committee. BDSI shall comply, and shall require all of its Third Party agents and contractors, if any, to comply, with all Applicable Laws in the conduct of the Development Program and in the performance by BDSI of its obligations hereunder. BDSI shall be responsible for all Development Costs incurred by it *** for the Fentanyl Product for the First Indication. *** for the Fentanyl Product for the First Indication, Meda will be responsible for all the Development Costs (including those incurred by BDSI), including those attributable to Phase IIIB and Phase IV studies required by *** or otherwise agreed to by the Development Committee, and any additional studies to be required after Governmental Approval of the Fentanyl Product for the First Indication. After the *** of the Fentanyl Product, Meda be responsible for conducting the continued development of the Fentanyl Product for the First Indication in accordance with the Development Program, including planning, strategy, administrative management, and fiscal

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control; provided, that Meda shall use reasonable efforts to include BDSI in such efforts in a consultative capacity. BDSI shall be responsible, in accordance with the applicable portion of the Development Program, for the conduct of all clinical trials for the Fentanyl Product for the Non-Cancer Indication ***, including planning, strategy, administrative management, and fiscal control; provided, that BDSI shall use reasonable efforts to include Meda in such efforts in a consultative capacity.

Section 2.02 Development Program. The initial Development Program set forth in Exhibit C was prepared by BDSI, and shall be subject to review by and comments from Meda, as approved by the Development Committee within *** of the HSR Date. BDSI shall use Commercially Reasonable Efforts to conduct pre-Governmental Approval Licensed Product development activities in accordance with the Development Program, provided that such activities shall not include the activities of Meda with respect to Mexico and Canada contemplated by Section 2.03(b)(i). Notwithstanding the foregoing or any other provision of this Agreement, Meda acknowledges and agrees that (a) the Development Program is experimental in nature; and (b) BDSI does not guarantee that the Development Program will be successful or that Governmental Approval will be obtained for any Licensed Product or indication therefor. During the Term, BDSI may revise the Development Program at any time and from time to time, provided, to the extent reasonably practicable, BDSI provides the Development Committee with a reasonable opportunity to review and comment (which opportunity shall not be required to be any longer than ***). Meda shall, notwithstanding anything to the contrary, use Commercially Reasonable Efforts to continue development of the Fentanyl Product for each of the First Indication and Non-Cancer Indication following receipt of Governmental Approval therefor, and, if Commercially Reasonable, develop the Fentanyl Product for and seek Governmental Approval of the Fentanyl Product for such other indications as the Parties agree to pursue in addition to the First Indication and Non-Cancer Indication, in a Commercially Reasonable manner intended to maximize the Parties’ collective economic benefit with respect to the Fentanyl Product, including the conduct of post-approval Phase IIIB and Phase IV studies concerning the Fentanyl Product for the First Indication and, if approved by FDA, the Non-Cancer Indication; Meda shall include BDSI in such efforts in a consultative capacity. The Parties agree that it is their intent that the above-described continued development be included in the Development Program, provided that the failure of the Development Program to include such above-described development shall not limit Meda’s obligations in the preceding sentence.

Section 2.03 Clinical and Governmental Approval.

(a) Conduct by BDSI. BDSI agrees to use Commercially Reasonable Efforts to obtain FDA approval of the Fentanyl Product for the First Indication.

(b) Regulatory Submissions.

(i) The Parties acknowledge that no Licensed Product has been reviewed or approved for sale or use as a human therapeutic product by any Governmental Authority. BDSI shall use Commercially Reasonable Efforts to prepare and file in the United States all required application(s) for Governmental Approval of the Fentanyl Product for the First Indication, including the ***. Subject to Section 2.03(c), BDSI shall prepare, or cause to be

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prepared by a Third Party, and file simultaneously with the filing of the NDA, a proposed final draft RiskMAP with respect to the First Indication of the Fentanyl Product. Notwithstanding anything to the contrary in this Agreement, Meda shall use Commercially Reasonable Efforts to prepare and file, and be responsible for the preparation and filing of, all required application(s) for Governmental Approval of the Licensed Products in all other countries in the Territory (including, on a Licensed Product-by-Licensed Product basis, Governmental Approvals for all indications approved by FDA in the United States), provided that (i) Meda shall not, by act or omission, in the course of exercising such rights and satisfying such obligations, create any circumstance reasonably likely to materially adversely affect the development or Commercialization of any Licensed Product in any country of the Territory without BDSI’s prior written consent and, in the event Meda intends to file any application(s) for Governmental Approval for Licensed Products in such other jurisdictions in the Territory prior to receipt of Governmental Approval thereof in the United States, (ii) the form and content of any such application (and any related correspondence) shall, notwithstanding anything to the contrary herein, be subject to BDSI’s prior written consent.

(ii) At all times, the Party responsible for preparing and filing applications for Governmental Approval in a particular country of the Territory (i.e. BDSI in the United States, Meda in Mexico and Canada) shall (i) inform the other Party of all material communications with the relevant Competent Authority(ies) in such country concerning the Licensed Product and (ii) provide copies of proposed material submissions to the relevant Competent Authority(ies) in such country concerning the Licensed Product to the Development Committee and the other Party prior to their submission to such Competent Authority. At all times, the responsible Party in a particular country of the Territory will not respond substantively to any material communication with a particular Competent Authority or otherwise make any submissions to a Competent Authority concerning, in either case, the Licensed Product, without first giving the other Party a reasonable opportunity to review and comment, such opportunity not to be required to exceed ***, unless the urgency of such matter and its related response reasonably precludes providing the other Party such an opportunity, in which case the responsible Party shall be entitled to respond as it determines in its reasonable discretion. The Party responsible for filing an application for Governmental Approval in a particular country of the Territory shall review and consider in good faith any reasonable comments received from the other Party related to material communications or material submissions to and from the relevant Competent Authority(ies) in such country related to any Licensed Product and any reasonable comments or suggestions from the other Party otherwise related to any of the Governmental Approvals for any Licensed Product in such country. In the event the other Party raises any reasonable, material objection to any such submission to a Competent Authority, including the proposed label or any formulation changes, such matters shall be subject to resolution by the Development Committee unless timing constraints make submission of the matter to the Development Committee reasonably impracticable or the Development Committee becomes deadlocked with respect to such matters, in which case such matters shall be as determined by BDSI, in its reasonable discretion, except that, in such case, BDSI may not, without Meda’s consent (such consent not to be unreasonably withheld), so determine any matter in a manner that (i) is reasonably likely to materially increase any Development Costs to be paid by Meda, (ii) materially changes the intended indications for which a Licensed Product is developed, or

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(iii) is reasonably likely to materially adversely affect the Commercialization of a Licensed Product, including changes to labeling and RiskMAP procedures that are reasonably likely to have such an effect. The Parties shall cooperate in good faith with respect to obtaining, and each Party shall use its Commercially Reasonable Efforts to enable an employee of the other Party to attend, if and as requested by the other Party, all formal meetings with any Competent Authority relating to, Governmental Approval of any Licensed Product. The Parties shall cooperate in good faith with respect to the conduct of any inspections by any regulatory authority of a Party’s site and facilities related to any Licensed Product. To the extent either Party receives material written or material oral communication from the FDA or any other Competent Authority relating to any Governmental Approval process with respect to any Licensed Product, the Party receiving such communication shall promptly notify the other Party and provide a copy of any written communication as soon as reasonably practicable.

(iii) If no Trade Name(s) submitted by BDSI to the FDA prior to the Effective Date are approved by the FDA, BDSI shall not submit any other Trade Name(s) for approval unless (A) such other Trade Name(s) has(have) been approved by the Commercial Committee, subject to Meda’s prior written consent, such consent not to be unreasonably withheld, and (B) BDSI has conducted reasonably customary market research with physicians that indicates that such other Trade Name(s) is(are) not materially confusing or otherwise materially misleading and has reasonably appropriate back-up documentation regarding the same. Meda shall use the Trade Names determined pursuant to the foregoing sentence in its applications for Governmental Approval in Canada and Mexico unless otherwise agreed in writing by the Parties. Subject to (i) the rights of Arius Two under the Arius Two Agreement with respect thereto, (ii) the rights of CDC under the CDC Agreement with respect thereto, and (iii) the effects of Section 13.06(c) upon termination of this Agreement, upon a Governmental Approval of a Licensed Product (including approval of the Trade Name therefor by FDA), BDSI shall assign to Meda, and Meda shall own, all right, title, and interest in the Territory to all Trade Names approved for such Licensed Product and intellectual property rights related thereto (including trademark and copyright), free and clear of all liens, claims, and encumbrances, and BDSI take any and all actions reasonably requested by BDSI in furtherance of the foregoing.

(iv) Subject to Section 2.05 and the rights of CDC in Program Data (as defined in the CDC Agreement) and Arius Two’s rights under the Arius Two Agreement upon termination thereof, BDSI shall own, in its entirety (but subject to the license granted to Meda under Section 3.02), all clinical data, information, and reports related to Licensed Product studies (including clinical trials for the Licensed Product) or Governmental Approval of the Licensed Product.

(c) Development Costs and Related Rights: Generally; Phase IIIB/IV; RiskMAP.

(i) Except as otherwise provided in this Agreement, BDSI shall be solely responsible for the payment of all Development Costs incurred by it with respect to the Fentanyl Product in the Territory *** for the Fentanyl Product for the First Indication in the United States. ***, Meda will be responsible for all (i) Development Costs incurred by either

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Party with respect to the development of the Fentanyl Product, including Phase IIIB and Phase IV studies required by FDA as a condition to the granting of Governmental Approval of the Fentanyl Product or proposed by either Party and approved by the Development Committee, and any development work performed for purposes of obtaining Governmental Approval of the Fentanyl Product for the Non-Cancer Indication, and (ii) subject to Section 2.03(c)(ii), all costs and expenses incurred by either Party with respect to any modification, implementation, or execution of, or compliance with, any RiskMAP.

Furthermore, in respect of the development of the Fentanyl Product for the Non-Cancer Indication, Meda will promptly reimburse the pro-rated cost of full-time equivalent employees to the extent used by BDSI in performing its obligations under this Agreement shall not be higher than the FTE rates listed below:

(A)	US$*** per hour for Vice President level employees and above,

(B)	US$*** per hour for Director level employees and above,

(C)	US$*** per hour for supervisor level employees, and

(D)	US$*** per hour for non-supervisor, laboratory, or regulatory associates.

Such reimbursement, if not otherwise provided for in the Development Program, shall be paid by Meda within *** of its receipt from BDSI of a reasonably detailed invoice setting forth such costs and expenses. BDSI shall keep complete and accurate books and records pertaining to the Development Costs incurred by or on behalf of it pursuant to this Agreement in sufficient detail to permit Meda to confirm the accuracy of such Development Costs. Meda shall have the right to audit and inspect such Books and Records pursuant to the terms of Section 14.11, but only to the extent reasonably necessary to confirm the accuracy of the calculation of the Development Costs.

(ii) BDSI shall be responsible for the payment of all costs and expenses associated with preparation of a draft RiskMAP to be filed with the NDA with respect to the Fentanyl Product for the First Indication, which expenses have been incurred through the Effective Date. If such draft RiskMAP is not in form and substance sufficient for filing with the FDA as of the Effective Date, or if after such filing the FDA determines that such draft RiskMAP requires modification in any respect, or otherwise requests or suggests (but does not require) modification thereof, or any communications or interactions with the FDA lead BDSI to reasonably conclude that modification of such draft RiskMAP is advisable, then Meda shall bear the reasonable costs and expenses incurred by BDSI with respect to Third Party consultants, contractors, advisors, or suppliers after the Effective Date in connection with the preparation or modification of such RiskMAP, and such RiskMAP, any modification thereto, and the implementation, execution, maintenance, and modification of the risk minimization program thereunder shall be subject to the approval of the Development Committee. Notwithstanding the foregoing, Meda shall be responsible for payment of all costs and expenses associated with modification to and implementation and execution of any and all RiskMAPs following the approval of the NDA for the Fentanyl Product for the First Indication.

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Section 2.04 Reporting. Each Party shall (a) provide the other Party at regularly scheduled meetings of the Development Committee with summary updates regarding the progress of its activities with respect to the Development Program and Governmental Approval process for the Fentanyl Product in the First Indication, Non-Cancer Indication, and any additional indications *** (and any other development activities with respect any Licensed Product in the Territory), (b) promptly advise the other Party of any unforeseen material problems or delays encountered since the date of its last report in connection with the Development Program (or other development of Licensed Products in the Territory), and (c) provide the other Party as soon as reasonably practicable with such other material information as the other Party may reasonably request in writing from time to time with respect to the status of the Development Program (or other development of Licensed Products in the Territory).

Section 2.05 Ownership of Regulatory and Clinical Documentation.

(a) Subject to the terms of this Agreement, the rights of CDC in Program Data (as defined and established in the CDC Agreement), and Arius Two’s rights under the Arius Two Agreement upon termination thereof, BDSI, shall upon receipt of any Governmental Approval of a Licensed Product, assign to Meda all of BDSI’s rights in and to such Governmental Approval (together with evidence of the termination of all security interests therein) and related documentation, including all notes, summaries and analyses related thereto, developed in connection with all clinical trials performed under the Development Program and regulatory submissions related thereto (the “Clinical Documentation”) and the results of all research and development conducted under the Development Program (the “Results”); provided, it being understood that BDSI is not transferring to Meda ownership of Results owned by CDC pursuant to the CDC Agreement. Meda shall provide BDSI and any designee thereof (provided that such designee has entered into undertakings of confidentiality and non-use) with copies of and access to all such Clinical Documentation and Results (including that generated by Meda), including but not limited to information reasonably sufficient for (1) establishing that Meda undertakes Commercially Reasonable Efforts to maintain and comply with such Governmental Approvals, (2) enabling BDSI to exercise and enforce its rights under this Agreement (including but not limited to its right of reference with respect to such Clinical Documentation and Results and the right to audit and inspect the materials in such Books and Records pursuant to Section 14.11), and (3) enabling BDSI to comply with Sections 3.2, 3.3, 10.5.1, 4.1.1, 4.2, 4.3, 4.4, 4.5.1, 4.5.2 and 4.6 of the CDC Agreement and the CDC Consent and Arius to comply with Sections 2.01(b), 2.01(c), 2.04(a), 2.04(b), 11.01, 14.05(a), and 15.12 and Article VI of the Arius Two Agreement. The foregoing shall not be interpreted to grant ownership to Meda of the results of any research and development conducted by or on behalf of BDSI outside the Development Program or for use outside the Territory, regardless of whether or not such results are referred to in any regulatory submissions of Meda.

Subject to the rights of Meda under the EU Agreement, Meda hereby grants to BDSI an exclusive royalty-free, fully-paid, irrevocable, worldwide perpetual license and right of

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reference under the Governmental Approvals, Clinical Documentation, and Results for (i) the development, manufacturing and commercialization of any BEMA-based products other than the Licensed Products, (ii) the research and development of the Licensed Products, (iii) the Commercialization of Licensed Products outside the Territory, and, upon termination or rendering nonexclusive of the rights licensed to Meda under this Agreement, the Commercialization of Licensed Products inside the Territory, provided that such license shall also include, with respect to the rights described in (ii) and, if and as may be consented to in writing by Meda, such consent not to be unreasonably withheld, (iii) above, rights under the Trade Name(s) and associated intellectual property rights. Upon termination of this Agreement, Meda will assign to BDSI all rights title and interest in and to Governmental Approvals, Clinical Documentation, the Results, Marketing Authorizations, the Trade Name(s), all intellectual property rights associated therewith (including copyright and trademark), and all other data, reports, studies, analysis or similar items created or obtained by or on behalf of Meda, owned by Meda, or assigned to Meda hereunder in connection with the development, marketing or commercialization of Licensed Products in the Territory, free and clear of all liens, claims, and encumbrances, pursuant to the terms and conditions set forth in Section 13.06(c)

Section 2.06 Development Committee.

(a) Establishment. The Parties hereby establish a committee consisting of six (6) members, three (3) of whom shall be Meda designees and three (3) of whom shall be BDSI designees (the “Development Committee”). Each of the Development Committee members shall have appropriate expertise to perform the functions assigned to the Development Committee pursuant to this Agreement. The initial Development Committee members shall be designated by each Party within one week after the HSR Date. Each Party shall have the right at any time and from time to time to designate a replacement, on a permanent or temporary basis, for any or all of its previously-designated members of the Development Committee. At the beginning of each calendar year during the Term, each Party shall appoint one of its designees to serve as a Co-Chair of the Development Committee. The initial Co-Chairs shall be designated by each Party within one week after the HSR Date.

(b) Meetings and Procedures.

(i) The Development Committee shall meet at least once per calendar quarter, and more frequently at the request of either Party or as required to resolve disputes or disagreements with respect to matters assigned to the Development Committee under Section 2.1, on such dates, and at such places and times, as the Parties shall agree; provided, however, that the Parties shall use their reasonable efforts to cause the first meeting of the Development Committee to occur within thirty (30) days after the HSR Date. The two Co-Chairs shall cooperate to send a notice and agenda for each meeting of the Development Committee to all members of the Development Committee reasonably, but no less than one (1) week (unless otherwise agreed to by the Parties), in advance of the meeting. The location of regularly-scheduled Development Committee meetings shall alternate between the offices of the Parties, unless otherwise agreed. The members of the Development Committee also may convene or be polled or consulted from time to time by means of telephone conference, video conference,

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electronic mail or correspondence and the like, as deemed necessary or appropriate by the Co-Chairs. The Party hosting any Development Committee meeting shall appoint one person (who need not be a member of the Development Committee) to attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the members of the Development Committee within two (2) weeks following the meeting for review and comment.

(ii) All decisions of the Development Committee shall be made by unanimous vote or unanimous written consent of both Parties, with each Party having, collectively among its respective designees, one vote in all decisions, subject to the deadlock process provided below. The members of the Development Committee shall use Commercially Reasonable Efforts to decide all matters assigned to the Development Committee under this Agreement or otherwise referred to it by mutual agreement of the Parties; provided however that, in the event of a deadlock of the Development Committee, except as otherwise expressly provided herein and subject to the express rights of the Parties as set forth herein, the ultimate decision with respect to the deadlocked matter shall rest with ***.

(c) Purpose and Powers. Subject to the express rights of the Parties as set forth herein, the functions of the Development Committee are as follows:

(i) Acting as liaison between the Parties to ensure that they are informed of the ongoing progress of the Development Program and report to the Steering Committee on all matters that may come before the Development Committee;

(ii) Reviewing and providing comments to any proposed amendments to the Development Program;

(iii) Reviewing, consulting on and providing input in respect of activities related to the worldwide research and development work related to the Licensed Product including but not limited to new indications therefor, the worldwide manufacturing of the Licensed Product and, if necessary, the selection of replacement manufacturer(s) of the Licensed Product;

(iv) Formulating a strategy for the design and implementation of (a) Phase IIIB and/or Phase IV studies for the Fentanyl Product that may be required by FDA as a condition to Governmental Approval for, as applicable, the First Indication, Non-Cancer Indication, and other indications, (b) clinical studies to support Governmental Approval of the Non-Cancer Indication, (c) clinical studies to support, if Commercially Reasonable, additional indications of the Licensed Product, (d) Phase IIIB or Phase IV studies that are not required for obtaining or maintaining Governmental Approval for, as applicable, the First Indication, Non-Cancer Indication, or other indications, ***;

(v) Reviewing and approving any NDA or other application for Governmental Approval for filing; and

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(vi) Performing such other responsibilities as may be assigned to the Development Committee pursuant to this Agreement or as may be mutually agreed upon in writing by the Parties from time to time.

Section 2.07 Commercialization Committee.

(a) Establishment. The Parties hereby establish a committee, separate from the Development Committee, responsible for such matters related to Commercialization of the Licensed Products as may be described below and consisting of six (6) members, three (3) of whom shall be Meda designees and three (3) of whom shall be BDSI designees (the “Commercialization Committee”). The initial Commercialization Committee members shall be designated by each Party within one week after the HSR Date. Each Party shall have the right at any time and from time to time to designate a replacement, on a permanent or temporary basis, for any or all of its previously-designated members of the Commercialization Committee. At the beginning of each calendar year during the Term, each Party shall appoint one of its designees to serve as a Co-Chair of the Commercialization Committee. The initial Co-Chairs shall be designated by each Party within one week after the HSR Date.

(b) Procedures. All decisions of the Commercialization Committee shall be made by unanimous vote or unanimous written consent of both Parties, with each Party having, collectively among its respective designees, one vote in all decisions, subject to the deadlock process provided below. The members of the Commercialization Committee shall use Commercially Reasonable Efforts to decide all matters assigned to the Commercialization Committee under this Agreement or otherwise referred to it by mutual agreement of the Parties; provided however that, in the event of a deadlock of the Commercialization Committee, except as otherwise expressly provided herein and subject to the express rights of the Parties as set forth herein, ***; provided, however, that with respect to all decisions relating to: ***.

(c) Responsibilities. The Commercialization Committee shall have responsibility for, with respect to the Commercialization of any Licensed Product in the Territory, (i) reviewing and approving the commercialization and launch plans for any Licensed Product in each country of the Territory, (ii) reviewing and approving medical claims and core launch marketing materials, (iii) coordinating the activities of the Parties related to the Commercialization, (iv) monitoring commercial launch readiness and post launch implementation of plans, (v) monitoring of post launch sales performance, (vi) review of sales forecasts and updates to the forecast that may impact production needs, (vii) reviewing proposed advertising and promotional materials, (viii) reviewing proposed pricing and discount strategies and policies, (ix) reviewing, commenting on, and approving the list of potentially high volume prescribing physicians for the Licensed Products, as such list may be amended from time-to-time, and (x) such other responsibilities as may be specified in this Agreement. The Commercialization Committee will report to the Steering Committee on all matters that may come before the Commercialization Committee.

(d) Commercialization Plan. Meda shall provide BDSI and the Commercialization Committee with a draft Commercialization plan for the launch and sale of the Licensed Products for the United States, Canada, and Mexico within three (3) months of the

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HSR Date. Following the HSR Date, Meda shall present to the Commercialization Committee an updated Commercialization plan in each country in the Territory every six months, no later than January 1 and July 1 of each calendar year. Meda will reasonably consider and in good faith any comments that BDSI representatives to the Commercialization Committee may have with respect to any such Commercialization plan or material revision thereto, provided that the final decision on any such matter shall be made by the Commercialization Committee.

Section 2.08 Steering Committee.

(a) Responsibilities. Within *** of the HSR Date, the Parties shall establish a Steering Committee (“Steering Committee”) as described in this Section 2.08, which will oversee the Development Committee and the Commercialization Committee. The Steering Committee shall exist during the term of this Agreement. The Steering Committee shall be updated regarding the Parties’ progress under the Development Program and with respect to the Commercialization of the Licensed Products and advise the Parties with respect thereto. The Steering Committee shall have no authority to amend the body of this Agreement document. The Steering Committee shall also have such rights, responsibilities, and decision-making authority as may be specified elsewhere in this Agreement. The Steering Committee shall make recommendations and provide strategic guidance to the Development Committee, as applicable on all significant research, development, clinical, regulatory, manufacturing, and to the Commercialization Committee regarding Commercialization issues relating to the Licensed Products. Each Party shall keep the Steering Committee reasonably informed of its progress and activities regarding the development and Commercialization of the Licensed Products during the Term.

(b) Membership. The Steering Committee will be comprised of an equal number of representatives from each Party. The exact number of such representatives shall be as agreed upon by the Parties, but no event shall such number be less than *** for each Party, and each Party shall include at least one separate representative on the Steering Committee from each of the following three general areas of responsibility and expertise: development, regulatory affairs, and marketing/sales; each of such representatives shall have reasonably relevant experience and responsibility within the relevant Party’s organization. The initial Steering Committee members shall be designated by each Party within one week after the HSR Date.

Each Party may replace any or all of its representatives on the Steering Committee at any time upon written notice to the other Party. Any member of the Steering Committee may designate a substitute to attend and perform the functions of that member at any meeting of the Steering Committee. Each Party may, in its reasonable discretion, invite non-member representatives of such Party to attend meetings of the Steering Committee. Meda shall designate one person of the Steering Committee to act as chairperson of the Steering Committee and BDSI shall designate a member of the Steering Committee to act as secretary of the Steering Committee.

(c) Meetings. During the Term, the Steering Committee shall meet via teleconference at least four times per annum or more frequently as the Parties deem appropriate,

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on such dates, and at such places and times as the Parties shall reasonably agree, provided, however, that the first meeting shall be held within *** of the HSR Date. The Steering Committee shall meet in person at least once per calendar year. Meetings of the Steering Committee shall, if personal attendance is required, alternate between the offices of the Parties or their respective Affiliates, or such other place as the Parties may agree. The members of the Steering Committee also may hold meetings, convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate, provided that the members hold at least one face-to-face meeting each year. Each Party shall bear all costs and expenses relating to its members’ attendance at meetings of the Steering Committee. The chairperson of the Steering Committee will be responsible for setting all meeting dates and arranging logistics for the meetings, subject to the reasonable scheduling and logistics requests of the Parties, and the secretary will be responsible for recording and distributing minutes. If and as requested by Arius Two (or any assignee thereof with respect to the Arius Two Agreement), a representative of Arius Two (or its assignee with respect to the Arius Two Agreement) shall be entitled to attend all meetings of the Steering Committee on a non-voting basis, in person or by means of telecommunications or video conferences; Arius Two and any such assignee shall be deemed third party beneficiaries of this Agreement for purposes of enforcing the aforementioned right to attend Steering Committee meetings.

(d) Decision-Making. The Steering Committee and its members shall use good faith efforts to operate and make decisions by majority vote of members, provided that in the event the Steering Committee is unable to obtain a majority vote of its members regarding any matter before the Steering Committee within a reasonable period of time not to exceed ***, the unresolved matter will be referred to a member of the Meda Executive Committee and the BDSI Chief Executive Officer (or, if such office is not held by any individual, the highest ranking executive officer) and such officers shall then use commercially reasonable efforts to negotiate in good faith in an attempt to resolve such matter. If, within *** of being referred to such officers for resolution, such officers are unable to resolve such matter, ***.

(e) Liaison. Each Party will designate an individual to serve as the liaison between the Parties to undertake and coordinate any day-to-day communications as may be required between the Parties relating to their respective activities under this Agreement. Each Party may change such liaison from time to time during the Term upon written notice thereof to the other Party.

Section 2.09 Supply of Licensed Products.

(a) BDSI will be the exclusive supplier to Meda of Fentanyl Products, and BDSI shall supply Fentanyl Products for sale within the Territory exclusively to Meda, as described in, and during the term of, the supply agreement attached hereto as Exhibit E (the “Supply Agreement”). Meda shall only manufacture, have manufactured, or obtain Fentanyl Products from Third Parties as provided for in the Supply Agreement. However, if, during the Subsequent Term for the Fentanyl Product in the United States, the Minimum Unit Price therefor exceeds *** for the Fentanyl Product in the United States in a particular calendar quarter, then

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the Parties shall meet to discuss in good faith a mutually-agreeable revision to the economic terms of this Agreement and the Supply Agreement, provided that if the Parties are unable to reach an agreement within thirty *** of initiating such discussions, Meda shall be entitled to terminate the Supply Agreement, as further described therein, and secure its supply of Fentanyl Product in the Territory by its own manufacture or through a Third Party manufacturer. To the extent the Supply Agreement expires, is terminated, or is rendered nonexclusive in accordance with its terms, the License granted under Section 3.02(a) and the licenses granted under Section 3.06 shall be deemed to include, subject to the terms of this Agreement, the right under the Licensed Technology and Marks to manufacture or have manufactured Fentanyl Product for use or sale in the Territory in accordance with the terms of this Agreement, provided that (i) Meda shall provide BDSI written notice of its intent to secure its supply through a Third Party manufacturer and provide BDSI a reasonable opportunity to discuss, review, and comment on any potential Third Party manufacturers prior to Meda entering into any discussions with any potential Third Party manufacturer and (ii) Meda shall not enter into any discussions with any potential Third Party manufacturer or manufacturing agreement with any potential Third Party manufacturer without, in each case, BDSI’s prior written approval, such approval not to be unreasonably withheld.

(b) No later than *** prior to Governmental Approval of the *** Product, the Parties shall use Commercially Reasonable Efforts in good faith to negotiate and enter into a supply agreement under which BDSI shall be the exclusive supplier of *** Products to Meda for sale in the Territory. If the Parties are unable to reach an agreement within *** of initiating such discussions, and Meda has used Commercially Reasonable Efforts in good faith during such *** period to reach such an agreement with BDSI, (X) Meda shall be free to secure its supply of *** Product for the Territory by its own manufacture or through a Third Party manufacturer, ***, provided that (i) Meda shall provide BDSI written notice of its intent to secure such supply through a Third Party manufacturer and provide BDSI a reasonable opportunity to discuss, review, and comment on any potential Third Party manufacturers prior to Meda entering into any discussions with any potential Third Party manufacturer and (ii) Meda shall not enter into any discussions with any potential Third Party manufacturer or manufacturing agreement with any potential Third Party manufacturer without, in each case, BDSI’s prior written approval, such approval not to be unreasonably withheld.

ARTICLE III

LICENSE

Section 3.01 License Fee. In partial consideration for the licenses granted under Section 3.02(a), Meda shall pay to BDSI an initial one-time non-refundable license fee of US$30,000,000, by wire transfer of immediately available funds to an account to be designated by BDSI. Meda shall pay such license fee as soon as reasonably possible following, but in any event within two (2) business days of, the HSR Date.

Section 3.02 License Terms. The terms and conditions of the license (the “License”) granted to Meda shall be as follows:

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(a) Subject to the terms and conditions of this Agreement, (i) BDSI hereby grants to Meda during the Initial Term an exclusive, royalty-bearing sub-licensable license, under the Licensed Technology to market, advertise, promote, distribute, offer for sale, sell and import the Licensed Product(s) in the Territory and (ii) BDSI hereby grants to Meda during the Term a non-exclusive, sub-licensable license under the Licensed Technology to, on a Licensed Product-by-Licensed Product basis and effective only with respect to the development of a Licensed Product for a particular indication following Governmental Approval of such Licensed Product for such indication, research and develop such Licensed Product in the Territory. During the term of this Agreement, BDSI and its Affiliates shall not sell any Licensed Product or any Competing Product with respect thereto for use in the Territory, nor grant any right or license to any Third Party with respect to the Licensed Product or any Competing Product in the Territory. Notwithstanding anything to the contrary, nothing in this Agreement shall limit BDSI’s right to (i) research or develop Licensed Products in the Territory or to manufacture, use, sell, offer for sale, promote, import, or distribute products for end use outside the Territory or (ii) ***.

Meda shall have the right to sublicense any rights granted hereunder within the Territory, provided that (i) except in respect of sublicenses to Affiliates, Meda shall provide BDSI with a copy of any proposed sublicense for BDSI’s review and comment prior to execution, (ii) except in respect of sublicenses to Affiliates, Meda shall not enter into any such sublicense unless consented to in writing by BDSI and CDC, provided that neither BDSI nor CDC may unreasonably withhold such consent with respect to any matter regarding such sublicense other than the final definition of Non-Royalty Sublicensing Revenue to be negotiated by the Parties, (iii) Meda shall secure all reasonably appropriate covenants, obligations and rights from any such Sublicensee to ensure that Meda can comply with its obligations under this Agreement, (iv) Meda shall provide, upon written request by BDSI, reasonable assurance that its Sublicensees comply with confidentiality, indemnity, reporting, audit rights, and information obligations comparable to those set forth in this Agreement, (v) Meda shall be responsible and liable for such Sublicensee’s performance of Meda’s obligations hereunder and compliance with the terms of this Agreement, (vi) all Sublicensees shall agree to be subject to the terms of this Agreement, (vii) except in respect of sublicenses to Affiliates, BDSI shall be provided with a copy of all sublicenses executed hereunder by Meda, and (viii) all such sublicenses shall terminate upon the termination of this Agreement. Neither Meda, its Affiliates, nor their Sublicensees shall sell, offer for sale, promote, market, or distribute any Licensed Product in a country unless and until all necessary Governmental Approvals have been obtained in such country.

(b) Meda acknowledges that it shall have no right, title or interest in or to the Licensed Technology, Licensed Products, or Marks except to the extent set forth in this Agreement, and BDSI reserves all rights to make, have made, use, sell, offer for sale, and import the Licensed Technology and Licensed Products except as otherwise expressly granted to Meda pursuant to this Agreement. Nothing in this Agreement shall be construed to grant Meda any rights or license to any intellectual property of BDSI other than as expressly set forth herein.

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(c) All Affiliates of Meda shall be subject to the terms of this Agreement. Meda shall be fully responsible and liable for the acts and omissions of its Affiliates in the course of exercising any rights granted under this Agreement as if such acts or omissions had been those of Meda, including but not limited to any breach of the provisions of this Agreement, and Meda shall ensure that all of Meda’s Affiliates shall comply with the terms of this Agreement.

Section 3.03 Commercial Commitment.

(a) Within *** of receiving Governmental Approval to market and sell a Licensed Product in the United States, Meda will commence the marketing and sale of such Licensed Product in the United States; provided, that BDSI (or its Third Party manufacturer) shall have by such date manufactured and shipped Sufficient Launch Stocks for the United States to Meda, its Affiliate, or Sublicensee, as appropriate. Within *** of receiving Governmental Approval (including, if and as necessary in a country, Pricing and Reimbursement Approvals) to market and sell a Licensed Product in a country in the Territory other than the United States, Meda will commence the marketing and sale of such Licensed Product in such country; provided, that (i) BDSI (or its Third Party manufacturer) shall have by such date manufactured and shipped Sufficient Launch Stocks for such country and (ii) if Governmental Approval of such Licensed Product is obtained in Canada or Mexico prior to receipt of Governmental Approval of such Licensed Product in the United States, the parties shall meet in good faith to negotiate an alternative, Commercially Reasonable launch date requirement for the Licensed Product in Canada or Mexico, as appropriate, in order to avoid or minimize any adverse effect the launch of such Licensed Product in Canada or Mexico prior to the launch thereof in the United States may have on the Commercialization of the Licensed Product in the United States.

(b) Notwithstanding the exclusivity provided in Section 3.02, if Meda fails to fulfill any of its obligations under this Section 3.03 in respect of any country, Meda shall be in breach of this Agreement and BDSI may, provided that Meda fails to remedy such breach within *** from receipt of written notice thereof, upon *** written notice, terminate this Agreement in respect of such country or render nonexclusive in whole or in part Meda’s licenses hereunder in respect of such country, which remedies shall be in addition to all other remedies BDSI may have at law or in equity. Notwithstanding the exclusivity provided in Section 3.02 and, in addition to BDSI’s rights under the preceding sentence, if Meda fails to fulfill any of its obligations under this Section 3.03 in respect of the United States, Meda shall be in breach of this Agreement and BDSI may, provided that Meda fails to remedy such breach within *** from receipt of written notice thereof, upon *** written notice, terminate this Agreement in respect of the entire Territory or render nonexclusive in whole or in part Meda’s licenses hereunder in respect of the entire Territory, which remedies shall be in addition to all other remedies BDSI may have at law or in equity.

(c) BDSI agrees that, notwithstanding the nonexclusivity of certain rights granted under the Arius Two Agreement upon the expiration of the Royalty Term (as defined in the Arius Two Agreement) pursuant to Section 3.05 thereof and resulting nonexclusivity of any licenses granted hereunder to Meda by BDSI as referenced herein, BDSI shall not grant rights to any Third Party in the Territory under the Licensed Technology, Improvements or Marks with respect to the Commercialization of any Licensed Product in the Territory during the Term.

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Section 3.04 Trademarks. Subject to the terms and conditions of this Agreement and the nonexclusivity of certain rights granted under the Arius Two Agreement upon the expiration of the Royalty Term (as defined in the Arius Two Agreement) pursuant to Section 3.05 thereof, BDSI hereby grants to Meda an exclusive, paid-up, sub-licensable (subject to the constraints on sublicensing described in Section 3.02 above), royalty-free license to use the Marks during the Term solely in connection with the promotion, marketing, distribution, offer for sale, and sale of the Licensed Product in the Territory. Meda acknowledges that it shall have no right, title or interest in or to the Marks except to the extent set forth in the license granted to Meda under this Section 3.05, and BDSI reserves all rights to use the Marks other than those rights granted herein. All promotional materials and advertising concerning the Licensed Product shall reasonably prominently display the Marks and Trade Name obtained in accordance with this Agreement and, to the extent permitted by Applicable Laws, reference BDSI as the supplier and, to the extent required by the terms of that certain Supply Agreement between Aveva Drug Delivery Systems, Inc. (“Aveva”) and BDSI dated October 17, 2005, as amended (the “Aveva Agreement”) ***, Aveva as the manufacturer of, in each case, to the extent applicable, the Licensed Products, all in the manner illustrated on Exhibit F or such other reasonable manner to be determined by the Commercialization Committee, subject to BDSI’s approval with respect thereto. All content or other specific graphic elements provided by BDSI or Aveva shall remain the property of BDSI or Aveva and the Marks and any such content or graphic elements, or any content or graphic elements to be used by Meda with the Licensed Products, shall be used only in the manner set forth in this Agreement and previously approved in writing by BDSI, such approval not to be unreasonably withheld. Notwithstanding anything to the contrary, Meda shall be entitled to use any trademark other than the Marks, together with the Marks or otherwise, in connection with the use, development, promotion, marketing, distribution, offer for sale, and sale of the Licensed Products in the Territory. For the avoidance of doubt, such trademarks shall be the exclusive property of Meda. Subject to Meda’s rights under the EU Agreement, Meda hereby grants BDSI the perpetual, irrevocable, royalty-free, fully-paid right and license to use Meda Marks (excluding, for the avoidance of doubt, the Meda name, logo and trade dress and any graphic elements relating thereto) in any manner previously approved in writing by Meda, such approval not to be unreasonably withheld, in connection with the manufacture, use, development, promotion, marketing, distribution, offer for sale, sale, and import of Licensed Products for commercialization outside the Territory and, following any termination of this Agreement by Meda pursuant to Section 13.03A or 13.04 or by BDSI, inside the Territory.

Section 3.05 Ownership of Intellectual Property; Improvements.

(a) Each Party will own all right, title and interest in and to any Improvements made solely by such Party or its Affiliates, and all intellectual property rights related thereto; the Parties shall jointly own all right, title, and interest in and to any Improvements made jointly by the Parties, and all intellectual property rights related thereto. For Improvements made solely by Meda or jointly by Meda and BDSI (“Meda Improvements”), Meda hereby grants to BDSI an exclusive, royalty-free, fully-paid, perpetual worldwide right and license, with rights to

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sublicense, to Meda’s rights in such Meda Improvements for (i) the development, manufacturing and commercialization of any BEMA-based products other than the Licensed Products, (ii) the research and development of the Licensed Products, (iii) the Commercialization of Licensed Products outside the Territory, and, upon termination of the rights licensed to Meda under this Agreement, (iv) Commercialization of Licensed Products inside the Territory. Meda shall take all actions and execute all documents necessary to effect the purposes of the foregoing, as requested by BDSI, and cause its Affiliates, employees, contractors, and other representatives to do the same. During the Term, each Party shall promptly notify the other Party in writing of Improvements made, solely or jointly with another Party, by such Party (the “Improving Party”). In addition to any exclusive rights licensed hereunder and notwithstanding Section 3.05(b), BDSI shall, during the Term hereof, grant to Meda an exclusive license under Improvements and any Patent Rights claiming such Improvements Controlled by BDSI or Arius Two to the extent reasonably necessary to develop, market, advertise, promote, distribute, offer for sale, and sell the Licensed Products in the Territory.

(b) For the avoidance of doubt and except as specifically set forth in this Agreement, Meda shall have no right, title, or interest in or to the Licensed Technology, Marks, or any Improvements Controlled by BDSI.

Section 3.06 License Following Expiration of the Initial Term. After expiration of the Initial Term in a particular country in the Territory, Meda shall retain, during the Subsequent Term, subject to compliance with its payment obligations under Article IV and the nonexclusivity of certain rights granted under the Arius Two Agreement upon the expiration of the Royalty Term (as defined in the Arius Two Agreement) pursuant to Section 3.05 thereof, an exclusive, royalty-bearing license under the Licensed Know-How, Improvements, and Marks, to the extent under the Control of BDSI or Arius Two, to sell, offer for sale and import Licensed Products in such country, consistent with other terms applying to the licenses granted hereunder during the Initial Term.

Section 3.07 ***

ARTICLE IV

ROYALTY AND MILESTONE PAYMENTS

Section 4.01 Payments on Sales.

(a) For any BDSI-Supplied Units intended for sale by Meda, its Affiliates, or their Sublicensees, Meda shall pay the Transfer Price for each such Unit within *** after BDSI’s invoice, which shall be issued upon delivery thereof pursuant to the terms of the Supply Agreement. Meda shall advise BDSI in writing no later than *** in advance of the placing of the first order for Units to be supplied for sale in a particular Royalty Year of the Estimated Average Unit Price for such Royalty Year. Subject to the adjustments set forth in Section 4.06, and except with respect to the payments set forth in Sections 4.02, 4.03, 4.04, and 4.05, such payment shall constitute full consideration for the supply of Licensed Products under the Supply Agreement *** and the grant of licenses and other rights to Meda under this Agreement.

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(b) Except as otherwise provided in subsections (c), (d), (e), and (f) below, for each Licensed Product sold by Meda, its Affiliates, or Sublicensees that is not a BDSI-Supplied Unit, Meda shall pay BDSI the greater of ***. In the event that, with respect to a particular Licensed Product, no BDSI-Supplied Units have been commercially sold or distributed by Meda, its Affiliates, or their Sublicensees prior to the sale of the applicable Unit, the Parties shall use commercially reasonable efforts to in good faith negotiate a commercially reasonable royalty per Unit based on the Applicable Royalty Percentage and a Commercially Reasonable estimate of the anticipated cost of manufacturing or having manufactured the applicable Licensed Product, provided that (i) if the Parties are unable to reach agreement concerning such a royalty within thirty (30) days of initiating such negotiations, such royalty rate shall be determined pursuant to the dispute resolution procedures in Section 4.07, and (ii) the applicable royalty rate determined in accordance with this sentence shall not, in any event, be less than *** during the Initial Term for a particular Licensed Product.

(c) In the event (i) a Temporary Back-Up Trigger (as defined in the Supply Agreement) occurs and (ii) Meda exercises its rights under Section 4.10 of the Supply Agreement to itself manufacture Fentanyl Product or obtain Fentanyl Product from a Third Party, for all Net Sales of Fentanyl Products sold by Meda, its Affiliates, or Sublicensees that are not BDSI-Supplied Units, Meda shall pay BDSI an amount equal to ***. With respect to the circumstances described in this subsection (c), Meda shall (i) at all times purchase from BDSI as many Units of Fentanyl Products as BDSI can reasonably supply to Meda (provided that such amount to be purchased from BDSI shall (x) not in any event be required to exceed Meda’s reasonably forecasted total needs for Products in the Territory with respect to a particular relevant time period and (y) be subject to Commercially Reasonable minimum production or purchase requirements established by Meda or required by any Third Party manufacturer as reasonably necessary to cover Meda’s shortfall in supply of Fentanyl Products on Commercially Reasonable terms, with any such time requirement not to exceed a *** supply commitment or term so long as BDSI is capable of supplying all of Meda’s needs after the expiration of such time period, (ii) use Commercially Reasonable Efforts to manage its inventory of Units supplied by BDSI and others, and (iii) use Commercially Reasonable Efforts to restore BDSI as its exclusive supplier of Fentanyl Products as soon as possible.

(d) In the event (i) a Termination Back-Up Trigger (as defined in the Supply Agreement) occurs and (ii) Meda terminates the Supply Agreement or renders it permanently nonexclusive pursuant to Section 4.10 thereof, for all Net Sales of Fentanyl Products sold by Meda, its Affiliates, or Sublicensees that are not BDSI-Supplied Units, Meda shall pay BDSI an amount equal to ***. Meda shall (i) use Commercially Reasonable Efforts to manage its inventory of Units supplied by BDSI and others, (ii) use Commercially Reasonable Efforts to mitigate Supply Losses and minimize the Meda Product Cost, and (iii) promptly notify BDSI in writing when the Remaining Supply Losses equal zero.

(e) In the event Meda terminates the Supply Agreement pursuant to Section 13.03(a) thereof, for all Net Sales of Fentanyl Products sold by Meda, its Affiliates, or Sublicensees that are not BDSI-Supplied Units, Meda shall pay BDSI an amount equal to ***.

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Meda shall (x) use Commercially Reasonable Efforts to manage its inventory of Units supplied by BDSI and others, (y) use Commercially Reasonable Efforts to mitigate Supply Losses and minimize the Meda Product Cost, and (z) promptly notify BDSI in writing when the Remaining Supply Losses equal zero.

(f) Notwithstanding anything to the contrary, upon any assignment of this Agreement to Arius Two or CDC as contemplated by Sections 9.11 and 13.06(g), on a Licensed Product-by-Licensed Product and country-by-country basis, for all Licensed Products sold by Meda, its Affiliates, or Sublicensees that are not BDSI-Supplied Units, Meda shall pay the assignee, in lieu of the amount described above, an amount equal to *** percent (***%) of Net Sales of such Licensed Products during the Initial Term, provided that if Meda’s aggregate gross margin for the Licensed Product in the Territory would become less than ***%, Meda, Arius Two, and CDC will enter into good faith discussions for a possible reduction of the aforementioned ***% royalty rate.

Section 4.02 Milestone Payments. Meda shall pay to BDSI, as additional license fees, the following non-refundable, non-creditable milestone payments upon the occurrence of the specified milestone event:

(a)	US$15,000,000 upon FDA approval of an NDA filed with respect to the Fentanyl Product;

(b)	US$15,000,000 upon the earliest of (i) First Commercial Sale of the Fentanyl Product, (ii) BDSI’s (or its Third Party manufacturer’s) manufacture of bulk Fentanyl Product, lacking final labeling or packaging inserts dependent on the terms of the final form of Governmental Approval, in sufficient quantities to provide Sufficient Launch Stocks of Fentanyl Product for the United States, or (iii) BDSI’s (or its Third Party manufacturer’s) manufacture of Sufficient Launch Stocks of Fentanyl Product for the United States; provided, that FDA approval of an NDA filed with respect to the Fentanyl Product was granted prior to or on the accomplishment of (i), (ii), or (iii) above; if such FDA approval has not yet been granted upon the accomplishment of (i), (ii), or (iii) above, such milestone shall payable upon the grant of such FDA approval

(c)	US$10,000,000 when aggregate Net Sales in a Sales Year (as defined below) is equal to or greater than $75,000,000;

(d)	US$10,000,000 when aggregate Net Sales in a Sales Year is equal to or greater than $125,000,000; and

(e)	US$10,000,000 when aggregate Net Sales in a Sales Year is equal to or greater than $175,000,000.

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For the purposes of this Agreement, each “Sales Year” shall be a twelve (12)-month period, with the “First Sales Year” period beginning on the first day of the first calendar month following the First Commercial Sale, the “Second Sales Year” beginning 12 months after the first day of the of the First Sales Year, the Third Sales Year beginning 12 months after the first day of the Second Sales Year and so on and so forth for each successive 12-month period for the term of this Agreement; if the term “Sales Year” is explicitly tied to a particular country in any provision of this Agreement (e.g. Section 5.01(c)), its precise meaning in such provision shall be determined in accordance with the foregoing based on the date of First Commercial Sale in such country. For the avoidance of doubt, each milestone payment referred to in this Section 4.02 shall be paid only once by Meda. BDSI shall provide Meda prompt written notice of each milestone specified in subsections (a) and (b) above, and Meda shall pay BDSI the designated amount for the applicable milestone within *** of BDSI providing such notice; Meda shall provide BDSI written notice of the achievement of each milestone specified in clauses (c), (d) and (e) above, and pay the indicated amount, within *** of the end of the calendar month in which it is achieved, provided that, notwithstanding the foregoing, in no event will the payment pursuant to clause (d) be required less than *** after the payment in clause (c) is due; and in no event will the payment pursuant to clause (e) be required less than *** after the payment in clause (d) is due.

Section 4.03 Non-Royalty Sublicensing Revenue. Meda shall pay BDSI an amount equal to *** percent (***%) of all Non-Royalty Sublicensing Revenue received by Meda or its Affiliates.

Section 4.04 Minimum Royalties. The following minimum royalties shall apply:

(a) If the total, aggregate Net Unit Royalties for (or, if applicable, amounts otherwise payable under Section 4.01 with respect to) the Second Sales Year do not equal at least US$***, then not later than *** days after the end of the Second Sales Year, Meda shall pay to BDSI an amount equal to the amount by which US$*** exceeds the total, aggregate Net Unit Royalties for (or, if applicable, amounts otherwise payable under Section 4.01 with respect to) the Second Sales Year.

(b) If the total, aggregate Net Unit Royalties for (or, if applicable, amounts otherwise payable under Section 4.01 with respect to) the Third Sales Year do not equal at least US$***, then not later than *** after the end of the Third Sales Year, Meda shall pay to BDSI an amount equal to the amount by which US$*** exceeds the total, aggregate Net Unit Royalties for (or, if applicable, amounts otherwise payable under Section 4.01 with respect to) the Third Sales Year.

(c) If the total, aggregate Net Unit Royalties for (or, if applicable, amounts otherwise payable under Section 4.01 with respect to) the Fourth, Fifth, Sixth, and Seventh Sales Years do not equal at least US$*** for each such Sales Year, then not later than *** after the end of the applicable Sales Year, Meda shall pay to BDSI an amount equal to the amount by which US$*** exceeds total, aggregate Net Unit Royalties for (or, if applicable, amounts otherwise payable under Section 4.01 with respect to) such Sales Year.

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(d) If the royalties payable under this Agreement on Fentanyl Products that are not BDSI-Supplied Units are adjusted as provided in Section 4.01(c), 4.01(d), or 4.01(e), the applicable minimum royalty amounts above shall be proportionately adjusted in the same proportion the weighted average royalty rate (calculated as described below) payable under this Agreement in a Sales Year compares to ***%. For example, if the weighted average royalty rate (calculated as described below) equals *** percent (***%) in the Fourth Sales Year, the minimum royalties payable under Section 4.04(c) in the Fourth Sales Year shall be $***. The weighted average royalty rate referenced above shall be calculated as an average for all Licensed Products sold by Meda in a given Sales Year based on the total Net Unit Royalties for all BDSI-Supplied Units sold by Meda in such Sales Year and the amounts payable under Section 4.01(b), 4.01(c), 4.01(d), 4.01(e), and 4.01(f) on all other Licensed Products sold by Meda in such Sales Year (e.g. if, in a given Sales Year, ***% of the Licensed Products sold by Meda are BDSI-Supplied Units having a Net Unit Royalty of ***%, and ***% of the Licensed Products sold by Meda are not BDSI-Supplied Units and are subject to the ***% royalty referenced in Section 4.01(c), the weighted average royalty rate for such Sales Year would 18.25%).

Section 4.05 ***

Section 4.06 Reconciliations, Reports, and Payments.

(a) Meda, on behalf of itself and its Affiliates, shall, beginning with respect to the initial Royalty Quarter, furnish to BDSI a quarterly written report (each, a “Royalty Statement”) showing in reasonably specific detail ***. Royalty Statements shall be due no later than *** following the close of each Royalty Quarter.

(b) In the event that, with respect to any BDSI-Supplied Units, the total aggregate Supply Price calculated with respect to particular Licensed Products sold by Meda, its Affiliates, or Sublicensees during a particular Royalty Quarter exceeds the Transfer Price paid to BDSI with respect to such Licensed Products, Meda shall pay BDSI an amount equal to such excess; in the event that the total aggregate Transfer Price paid to BDSI with respect to particular Licensed Products sold by Meda, its Affiliates, and Sublicensees during a particular Royalty Quarter exceeds the Supply Price with respect to such Licensed Products, BDSI shall pay Meda an amount equal to such excess. In the event that the weighted average Supply Price for a particular Licensed Product is greater than *** (***%) or less than *** (***%) of such Licensed Product’s Transfer Price for *** consecutive Royalty Quarters, the Transfer Price for such Licensed Product shall be changed for the remainder of that Royalty Year to ***.

(c) All payments due BDSI under Sections 4.01, 4.02, 4.03, and 7.04(b) with respect to a particular Royalty Quarter shall be due no later than *** following the close of each Royalty Quarter; all payments due Meda under Section 4.04 or 4.06(b) with respect to a particular Sales Year shall be due no later than *** following the end of such Sales Year. All payments hereunder shall be payable in United States Dollars. With respect to each Royalty Quarter, whenever conversion of payments from any foreign currency shall be required, such conversion shall be made at the rate of exchange reported in The Wall Street Journal on the last business day of the applicable Royalty Quarter. All payments owed under this Agreement shall be made by wire transfer to a bank account designated by the Party owed payment, unless otherwise specified in writing by such Party.

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(d) In the event that any payment, including contingent payments, due hereunder is not made when due, each such payment shall accrue interest from the date due at an annual rate equal to the Prime Rate of Interest plus *** percent (***%) or, if less, the maximum legally permissible interest rate, pro rated for any partial years during which such interest shall accrue. The payment of such interest shall not limit BDSI from exercising any other rights it may have under this Agreement as a consequence of the lateness of any payment.

(e) During the Term and for a period of *** thereafter, or longer if and as required in order for Meda to comply with Applicable Law, Meda shall keep complete and accurate records in sufficient detail to permit BDSI to confirm the completeness and accuracy of (i) the information presented in each Royalty Statement and all payments due hereunder and (ii) the calculation of Net Sales. BDSI and any designee thereof shall have the right to audit and inspect such records pursuant to the terms of Section 14.11.

(f) All taxes levied on account of the payments accruing to a Party under this Agreement shall be paid by such Party for its own account, including taxes levied thereon as income to such Party. If provision is made in applicable law or regulation for withholding, such tax shall be deducted from the payment made by a Party (the “Paying Party”) to the other Party (the “Paid Party”) hereunder, shall be paid to the proper taxing authority by the Paying Party, and a receipt of payment of such tax shall be secured and promptly delivered to the Paid Party, provided that, notwithstanding the foregoing, to the extent that any such deduction by Meda with respect to a particular Unit would result in the sum of (i) the actual amount paid to BDSI by Meda with respect to such Unit following such deduction plus (ii) any portion of such withholding or tax paid by Meda with respect to such Unit that is refundable to or recoverable by BDSI under the applicable law(s), regulations, or other binding authority being less than the Product Price for such Unit, Meda shall not be entitled to any such deduction and shall instead be responsible for such payment on behalf of BDSI. Each Party agrees to reasonably assist the other Party in claiming exemption from such deductions or withholdings under any double taxation or similar agreement or treaty from time to time in force or in otherwise seeking the return, refund, or credit of any such withheld amount as applicable.

(g) Notwithstanding any other provision of this Agreement, if Meda is prevented from making any payments by virtue of the statutes, laws, codes or governmental regulations of the country from which the payment is to be made, then such payment shall be paid by depositing funds in the currency in which it accrued to BDSI’s account in a bank acceptable to BDSI in the country whose currency is involved.

Section 4.07 Dispute Resolution. If the Parties are unable to reach agreement concerning any matter intended to be resolved pursuant to good faith negotiations between the Parties pursuant to Section 4.01 or the definition of Net Unit Royalty as established in Section 1.01 within thirty (30) days of the initiation of such negotiations, upon receipt of written notice from either Party, the unresolved matter will be referred to the Parties’ Chief Executive Officers (or, if such office is not held by any individual, highest ranking executive officer) and such

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officers shall then use commercially reasonable efforts to negotiate in good faith in attempt to resolve such matter. If, within forty five (45) days of being referred to such officers for resolution, such officers are unable to resolve such matter, then the disputed aspects of such matter shall be settled pursuant to arbitration as described in Section 14.03.

ARTICLE V

COMMERCIALIZATION

Section 5.01 Promotion and Marketing Obligations.

(a) Meda, at its own expense, will be responsible for all sales and marketing activities related to the Licensed Products in the Territory.

(b) Meda agrees to use Commercially Reasonable Efforts to promote the sale, marketing, and distribution of the Licensed Products in each country of the Territory for all indications that have received Governmental Approval. The Commercialization Committee shall have the opportunity to review and comment on Meda’s initial plan for commercializing the Licensed Products in the Territory and any subsequent amendments, revisions, or updates to such plan, and to oversee, monitor, advise, and comment on Meda’s execution of such plan(s). Meda, its Affiliates, and Sublicensees shall maintain standards with respect to the quantity and quality of, and expenditures on, marketing and promotion of the Licensed Products, including ***. In the event Meda sublicenses any of its rights under this Agreement, the activities of Sublicensees may apply to the satisfaction of the foregoing or its obligations under subsection (c) below, provided, that, subject to the foregoing, Meda’s obligations under this Agreement shall not be reduced or otherwise affected by any sublicensing by Meda of its rights under this Agreement. Meda shall promptly advise BDSI of any issues that materially and adversely affect its ability to market any Licensed Product in the Territory. In such event, senior executives of Meda and BDSI shall meet and in good faith discuss what actions may be taken in light of such issues.

(c) Meda shall expend the following amounts in the following periods in respect of the Advertising and Promotional Expenses for the First Indication of the Fentanyl Product:

***

Notwithstanding the foregoing, if Meda reasonably believes in good faith that expenditure of the full amount required above for any United States’ Sales Year following the United States’ Second Sales Year would not be Commercially Reasonable in light of prevailing regulatory and market conditions and after taking into account the sales level of the Fentanyl Product, Meda may notify BDSI in writing and, promptly following such notice, the Parties shall use commercially reasonable efforts to in good faith negotiate a Commercially Reasonable adjustment of such required amounts for subsequent twelve (12) month periods. No later than *** prior to Governmental Approval of the Non-Cancer Indication of the Fentanyl Product, the parties will meet and in good faith negotiate an amended or separate, Commercially Reasonable marketing expenditure commitment for the Fentanyl Product. ***.

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(d) Beginning on the date of First Commercial Sale, Meda shall use Commercially Reasonable Efforts to deploy its sales representatives to sell the Fentanyl Product in the Territory, who will target physicians reasonably identified by Meda as potentially high volume prescribing physicians for the Fentanyl Product (which shall include, but not be limited to, the highest volume prescribing physicians of Oral Fentanyl Products as identified by IMS Health data, and which shall include oncologists, pain specialists, rehabilitation specialists and primary care physicians), as reasonably agreed upon by the Parties (“Target Physicians”), and associated health care professionals. During each year of the two (2)-year period following the First Commercial Sale of the Fentanyl Product, Meda will have its sales representatives deliver no less than a total of *** first position details of Fentanyl Product to Target Physicians. ***, Meda shall deploy a number of sales representatives, and will deliver such number and type of details, in each case as is Commercially Reasonable for the Licensed Products. Not later than *** prior to Governmental Approval of the Non-Cancer Indication of the Fentanyl Product, the parties will meet and in good faith renegotiate an amended or separate, Commercially Reasonable sales force commitment (including number of representatives, details, and target physicians) for the Fentanyl Product. ***.

(e) Any trademark, logo, design and/or trade dress for the Licensed Products used by Meda, its Affiliates, or Sublicensees in the Territory shall be subject to BDSI’s prior written approval, such approval not to be unreasonably withheld, and comply with Applicable Laws.

(f) *** prior to the expected date of the First Commercial Sale and at least *** prior to the beginning of each calendar year thereafter, Meda shall submit to BDSI in writing a marketing, sales and distribution plan for the Licensed Products detailing Meda’s, its Affiliates’, and Sublicensees’ proposed marketing, sales and distribution strategy and tactics for the sale and distribution of the Licensed Products during the following calendar year, including the expected selling price schedules for Licensed Products (including any (i) prompt payment or other trade or quantity discounts which are expected to be offered and (ii) commission rates or rebates which are expected to be offered to distributors and agents). Meda shall provide the Commercialization Committee a reasonable opportunity to review and comment on such strategy and tactics prior to implementing them. In addition, upon the request of BDSI, Meda shall provide BDSI with copies of any market research reports relating to Licensed Product sales and Licensed Product competition in Meda or its Affiliates possession.

Section 5.02 Co-Promote.

(a) Beginning on the date that is *** months after the date on which Governmental Approval of the Fentanyl Product for the First Indication is obtained in the United States, BDSI shall have the right to co-promote the Licensed Products in the Territory by providing written notice to Meda (i) at any time following the date that is *** after the date on which Governmental Approval of the Fentanyl Product for the First Indication is obtained in the United States and (ii) at least *** in advance of BDSI’s planned commencement of such co-promote activities; provided, that if BDSI provides such notice, the Parties shall use good faith commercially reasonable efforts to enter into an appropriate co-promotion agreement containing

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customary terms for a co-promotion arrangement of this type within *** of the date of such notice. In no event will BDSI engage more than *** sales representatives in connection with the co-promotion of the Licensed Products.

(b) Meda shall pay to BDSI the fair market value per detail for the first *** during which BDSI provides such co-promotion efforts. Notwithstanding anything to the contrary in this Agreement or the Supply Agreement, during such ***, the Supply Price in respect of the Units sold *** that are directly attributable to Licensed Product prescriptions written by prescribers detailed by ***. As an example of the foregoing calculation, ***. The Parties shall work together in good faith to establish Commercially Reasonable and appropriate procedures to track sales resulting from prescribers detailed by the BDSI sales force (and not the Meda sales force) and determine the Unit sales and Net Sales attributable to such prescribers.

(c) Meda and BDSI shall use reasonable good faith efforts to agree on the physician-specialty mix to be covered by each of Meda and BDSI if BDSI exercises its co-promote right. All marketing materials, including any medical claims and other materials and documents, to be used by BDSI in connection with the exercise of its co-promote right shall be provided by Meda at its expense, and, if and as elected by BDSI in writing, Meda shall be responsible for training and supporting BDSI’s sales force with respect to the sales and promotion of the Licensed Product, provided that, if BDSI so elects, BDSI shall reimburse Meda for the reasonable, documented direct costs of such training and support. If BDSI exercises its co-promote right, Meda shall be responsible for booking sales, warehousing and distribution of all of the Licensed Product marketed by BDSI, and for performing all services related to such Licensed Product’s distribution and customer service as provided herein. If BDSI receives any orders for Licensed Product in the Territory, it shall refer such orders to Meda to be filled, and sales based on such orders shall be included in Net Sales for purposes of this Agreement.

Section 5.03 Labeling and Artwork. The Parties agree that the label for Licensed Products in the Territory shall be, and all packaging and presentations concerning the Licensed Products shall display, a Meda label in accordance with Meda’s customary practices and the Parties shall use Commercially Reasonable Efforts to cooperate in gaining Governmental Approval to sell Licensed Products in the Territory under the Meda label. Each Licensed Product Commercialized by Meda or its Affiliates or permitted sublicensees under this Agreement shall be marked (to the extent not prohibited by Applicable Laws and reasonably practical and customary in the pharmaceutical industry) with applicable patent and other intellectual property notices relating to the Licensed Patents in such a manner as may be required by applicable law or reasonably necessary to ensure the availability of all remedies which may be available for infringement of the Licensed Patents. The Commercialization Committee shall be provided with copies of any labeling and proposed changes to the labeling of any Licensed Product for the Commercialization Committee’s review, comment, and approval. Any such labeling or proposed changes thereto shall not be effected by Meda unless approved in advance by the Commercialization Committee. The actual cost of implementing such change will be at Meda’s sole cost and expense, including any materials made obsolete by Meda’s changes to the artwork. All labeling, artwork, and proposed changes thereto shall at all times comply with Applicable Laws.

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Section 5.04 Publicity. BDSI and Meda will collaborate to create a public relations campaign with respect to the relationship established under this Agreement reasonably intended to maximize shareholder value for both Parties, which may include the issuance of press releases concerning the following (to the extent permitted under Applicable Laws and stock exchange rules): (a) deal closure, (b) data transfer, (c) FDA and EU submissions concerning any Licensed Product, (d) Governmental Approvals of any Licensed Product, (e) First Commercial Sale of each Licensed Product, (f) key data from Phase IIIB/IV publications concerning any Licensed Product, (g) submission and Governmental Approval of additional indications for any Licensed Product, (h) payment of any milestone to BDSI, and (i) other events as agreed by both Parties. For a period of at least ***, Meda will also incorporate the Licensed Products into their corporate efforts as a key pipeline product, including but not limited to investor presentations and the Meda website. The Parties shall reasonably cooperate on all of these activities as needed and will have rights to review and comment on all items regarding the Licensed Products.

ARTICLE VI

REGULATORY COMPLIANCE

Section 6.01 Marketing Authorization Holder. Subject to Meda’s obligations upon termination pursuant to Section 13.05, Meda shall, following final approval of a particular Governmental Approval or Marketing Authorization by a given Competent Authority, be the holder and owner of such Marketing Authorization and Governmental Approval in the Territory. Meda agrees that neither it nor its Affiliates will do anything to recklessly, negligently, or intentionally adversely affect any Marketing Authorization or Governmental Approval.

Section 6.02 Maintenance of Marketing Authorizations. With respect to the Licensed Products, Meda agrees, at its sole cost and expense, to maintain all Marketing Authorizations and Government Approvals throughout the Term including obtaining any supplemental applications, annual reports, variations or renewals thereof.

Section 6.03 Interaction with Competent Authorities. After the HSR Date, each Party shall provide to the other Party a copy of any material correspondence or materials that it receives from a Competent Authority regarding any Licensed Product. If such correspondence is not received in English, a summary in English of all material matters addressed thereby will be provided. Such correspondence or summary shall be provided within *** business days of receipt thereof by the relevant Party. Following Governmental Approval, BDSI shall be provided reasonable advance written notice of all material meetings, conferences, or calls with Competent Authorities in the Territory concerning any Licensed Product, and BDSI shall be permitted to have one representative attend all such meetings, conferences, or calls. With respect to any Licensed Product following Governmental Approval thereof, Meda shall provide BDSI with copies of any materials relating to any material regulatory matter and, when reasonably practicable, shall provide copies of any documents to be presented to any Competent Authority in respect of such matters prior to their presentation thereto, and, in either case, if such primary materials are not in English, a summary in English of all material matters addressed thereby, so that the Development Committee, if practicable, shall have an opportunity to review and approve

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thereof in advance. The materials provided to BDSI under this Article VI with respect to material interactions with any Competent Authority will be forwarded to BDSI within ***. Further, Meda agrees to take such reasonable actions, provide such documentation, and allow such access as necessary to enable BDSI to comply with Section 3.2 and Sections 4.1.1, 4.2, 4.3, 4.4, 4.5.2 and 4.6 of the CDC Agreement and Arius to comply with Article VI of the Arius Two Agreement.

Section 6.04 ADE Reporting and Phase IV Surveillance.

(a) General. Meda shall, at its sole cost and expense, be responsible for all post-Governmental Approval reporting of ADEs and Phase IV surveillance in the Territory, if and as required by Competent Authorities, provided the Steering Committee shall be provided a copy of any relevant proposed report to such Competent Authorities in advance of its submission thereto in order to provide a reasonable opportunity for the Steering Committee to review and provide comment with respect thereto. All correspondence and communication will be in English. The Party sending the communication will translate as necessary. Meda shall provide BDSI with a copy of all safety-related correspondence with any Competent Authority within *** of its receipt or submission.

(b) Safety Related Regulatory Documents. Following Governmental Approval, Meda will be responsible for (i) maintaining the Company Core Safety Information (“CCSI”), as included in the Company Core Data Sheet (“CCDS”), in the Territory and (ii) maintaining the CCSI, as included in the Package Insert/Prescribing Information (“PI”), in the United States. Meda will also be responsible for submission of any safety-related supplemental applications for changes to any package insert or other labeling. The Steering Committee shall be provided a copy of any proposed safety-related supplemental application in order to provide a reasonable opportunity for the Steering Committee to review and provide comment in advance of its submission to the relevant Competent Authority.

(c) Safety Databases. Following Governmental Approval, Meda (or its agent) will maintain a pharmacovigilance database for each Licensed Product in the Territory (or each country thereof, if/as applicable). The database (s) will include all ADE reports from spontaneous sources, scientific literature, and PMS reports (serious) and SAE reports from clinical studies coming into the knowledge of Meda Pharmacovigilance Department (or its agent). Spontaneous cases will include reports received from both healthcare professionals and consumers. AE data will be coded to the latest version of MedDRA. Report handling and classifying will be carried out in accordance with Meda’s (or its agent’s) SOPs. All reasonable assistance and access requested by either Party in responding to safety inquiries will be provided upon request. Information in Meda’s safety databases will be used by Meda to compile periodic safety update reports (PSURs) to the FDA (providing a waiver of the requirement to submit postmarketing periodic safety reports in the format described in the regulations has been granted) and other Competent Authorities and prepare safety-related supplemental applications for changes in the package insert(s)/labelling for Licensed Products.

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(d) Reporting of Adverse Drug Reactions (ADRs)

i. The Parties shall keep each other informed on all safety matters related to the Licensed Products and on any information received from any source concerning any ADR coming to either Party’s knowledge with regard to the Licensed Products.

ii. Each Party is responsible for fulfilling its reporting obligations to the appropriate regulatory authorities with respect to the Licensed Products in accordance with the applicable national laws and regulations of the different countries.

iii. Independently of any national reporting requirements, the Parties hereto shall in relation to the Licensed Products report to each other all SAEs from clinical trials with a reasonable suspicion of causal relationship to the administered study medication and all serious spontaneously reported suspected ADRs within the first ***, but not later than *** after having come to a Party’s attention including a case description and medical causality assessment on the International Adverse Event Report Form (CIOMS form) in English. If required, follow up will be carried out by the Market Authorization holder on all SARs (listed and unlisted) and non-serious unlisted ADRs in the Territory according to its own internal procedures, which shall be commercially reasonable and consistent with industry standards. Following Governmental Approval, non-serious listed ADRs in the Territory shall be followed up by Meda if there is a safety concern, and pregnancy and in utero reports will be followed up by Meda at the expected due date. Reasonable attempts shall be made by Meda to obtain the required minimum information: identifiable patient, reporter, suspect drug, and AE.

iv. Life-threatening or fatal SAEs originating from clinical trials in the Territory with a reasonable suspicion of causal relationship to the Licensed Products shall be reported by a Party to the other Party and, if and as required thereby, by the appropriate Party (as determined by Applicable Law) to appropriate Competent Authorities within ***, but not later than ***. In the case of incomplete or insufficient data available, an initial report has to be issued meeting the time frame, followed by reasonably prompt follow up report(s). Any ADRs originated by either Party are to be reported on CIOMS form as soon as reasonably possible, but no later than *** after first receipt. Meda will report all other ADRs in tabular format (CIOMS line listings) in monthly intervals.

v. In any case where a change in the risk-benefit-ratio of the Licensed Products becomes evident or safety actions due to ADR seem to be necessary (e.g. change of the label, product information, special information/warnings to the medical profession, patients, authorities or Product Recall ), the Parties hereto will inform each other without delay and use commercially reasonable efforts to

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harmonize further measures as appropriate. Such exchange of information is realized through direct contacts between the responsible departments. Therefore, both Parties undertake to inform each other on any change in the responsible persons, the address, telephone and fax-numbers in due time. If specific safety measures are to be taken with respect to any Licensed Products following Governmental Approval thereof, Meda will ensure the implementation of such in the Territory within mutually agreed timeframes or according to regulatory obligations.

vi. Regulatory inquiries related to safety concerns for the Licensed Products received by either Party will be promptly forwarded to the other Party. The Parties shall work in good faith to develop a mutually agreeable response with respect to any such inquiry in the Territory at least *** before the response is required. The aforementioned information shall be addressed to:

In case of BDSI:

Director, Regulatory Affairs

BioDelivery Sciences International, Inc.

2501 Aerial Center Parkway, Suite 205

Morrisville, NC 27560, USA

Tel.: 919-653-5164

Fax: 919-653-5161

Email: dtwright@bdsinternational.com

In case of Meda:

MEDA GmbH & Co. KG

Corporate Pharmacovigilance

Benzstrasse 1

D-61352 Bad Homburg v.d.H., Germany

Tel.: +49-6172-888-2880

Fax: +49-6172-888-2661

Email: drug-safety@medapharma.de

(e) Literature for marketed products. Meda will have the primary responsibility for reviewing the world-wide relevant scientific literature for any serious and non-serious unlisted ADRs related to the Licensed Products in the Territory according to Applicable Laws.

(f) Signal detection / Safety monitoring. Meda will perform signal detection concerning the Licensed Products according to its own internal documented practices (as outlined in SOPs/guidelines), which shall be commercially reasonable and consistent with industry standards. Any conclusion raised from the subsequent analysis revealing relevant safety concerns regarding the Licensed Products will be communicated to BDSI in due time or immediately if the conclusions affect the safety profile of the Licensed Products.

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(g) Periodic reports. Meda will be responsible for preparing the periodic reports to be submitted to Competent Authorities in the Territory (Periodic Safety Update Reports (“PSURs”), Annual Safety Reports for clinical trials) in accordance with its own standard operating procedures (“SOPs”), which shall be commercially reasonable and consistent with industry standards, and Applicable Laws. BDSI will, on Meda’s reasonable request provide Meda with all data (e.g. CIOMS line listings for SAEs originating from BDSI’s clinical trials) in its possession which may reasonably be required for regulatory report compilation in the Territory.

Section 6.05 Commercial Sale Testing and Reporting. If, after the date of First Commercial Sale, a Competent Authority requires additional testing, modification or communication related to approved indications of any Licensed Product, then the Development Committee shall design any such testing, modification, or communication. BDSI shall be responsible for any additional formulation or CMC work as required, at Meda’s cost, while Meda shall be responsible for an additional pre-clinical and clinical testing and any other items required by such Competent Authority, at its cost.

Section 6.06 Assistance. Upon receipt of a written request, each Party shall provide reasonable assistance to the other Party, in connection with such Party’s obligations pursuant to this Article VI, subject to reimbursement of all of its pre-approved out-of-pocket costs by the requesting Party.

Section 6.07 Compliance. Meda and BDSI shall comply with all Applicable Laws in exercising their rights and performing their obligations under this Agreement, including the provision of information by Meda and BDSI, to the extent in its possession, to each other necessary for BDSI and Meda to comply with any applicable reporting requirements. Each Party shall promptly notify the other Party of any comments, responses or notices received from, or inspections by, any applicable Competent Authorities, which relate to or may impact any Licensed Product or the manufacture of the Licensed Product or the sales and marketing of any Licensed Product, and shall promptly inform the other Party of any responses to such comments, responses, notices or inspections and the resolution of any issue raised by any Competent Authorities with respect to any Licensed Product.

ARTICLE VII

PATENTS AND TRADEMARKS

Section 7.01 Maintenance of Patents and Marks. BDSI shall maintain and protect the Licensed Patent Rights in the Territory, including but not limited to the use of Commercially Reasonable Efforts to defend any interference actions initiated by or in any jurisdiction’s patent office with respect to the Licensed Patent Rights and Marks in the Territory. Notwithstanding the foregoing, (i) upon written request by BDSI, Meda shall provide such assistance as may be necessary to enable BDSI to prosecute and obtain new patents related to any Improvements other than Meda Improvements (“BDSI Improvements”), with the cost and expense of such assistance

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to be borne by BDSI to the extent relating to Patent Rights outside the Territory, and by Meda to the extent relating to Patent Rights in the Territory. BDSI shall keep Meda advised by forwarding to Meda copies of all official correspondence (including, but not limited to, applications, office actions, responses, etc.) relating to the prosecution and maintenance of the Licensed Patent Rights, and shall provide Meda an opportunity to comment on any proposed responses, voluntary amendments, submissions, or other actions of any kind to be made with respect to Licensed Patent Rights.

In the event that BDSI desires to abandon any Licensed Patent Rights and/or the Marks in the Territory, BDSI shall provide reasonable prior written notice to Meda of its intention to abandon. In the event that BDSI provides such notice to Meda, then Meda shall have the right, but not the obligation, upon written notice to BDSI, to assume responsibility for the preparation, filing, prosecution or maintenance thereof, provided, however that such assumption shall include Meda’s acknowledgement of its continued indemnification responsibilities as described in Section 10.02. Upon Meda’s assumption of responsibility for the preparation, filing, prosecution or maintenance of such Licensed Patent Rights or Marks pursuant to the foregoing, Meda will thereafter use Commercially Reasonable Efforts to prosecute and maintain the same at its own cost to the extent that Meda desires to do so and Meda shall keep BDSI and CDC advised by forwarding to them copies of all official correspondence (including, but not limited to, applications, office actions, responses, etc.) relating to the prosecution and maintenance of such Licensed Patent Rights, and shall provide CDC and BDSI an opportunity to comment on any proposed responses, voluntary amendments, submissions, or other actions of any kind to be made with respect to such Licensed Patent Rights. In the event that Meda thereafter desires to abandon any such Licensed Patent Rights and/or the Marks in the Territory, Meda shall provide reasonable prior written notice to CDC and BDSI of its intention to abandon. In the event that Meda provides such notice to CDC, then CDC shall have the right, but not the obligation, upon written notice to Meda and BDSI, to assume responsibility for the preparation, filing, prosecution or maintenance thereof.

Section 7.02 Cooperation. Meda shall make available to BDSI or its authorized attorneys, agents or representatives, its employees and, to the extent reasonably practicable, its consultants or agents as necessary or appropriate to enable BDSI to file, prosecute and maintain patent applications for the Licensed Patent Rights in the Territory, and with respect to BDSI Improvements, anywhere in the world, for a reasonable period of time sufficient for BDSI to obtain the assistance it needs from such personnel. Meda shall be solely responsible for all reasonable, documented costs and expenses incurred in making its attorneys, agents, representatives or consultants available pursuant to the foregoing.

Section 7.03 Prosecution of Infringement. During the Term, each Party shall (I) give prompt notice to the other Party of any Third Party act that (X) concerns any product(s) (a) that contain fentanyl as the sole API *** and (Y) may infringe the Licensed Patent Rights and/or the Marks in the Territory and (II) cooperate with the other Party to terminate such infringement. If legal proceedings become necessary with respect to any such act, Meda shall, in each country in which Meda’s rights to the Licensed Patent Rights and Marks under this Agreement are exclusive, have the first right to bring and control such action or proceeding concerning the

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potential or actual infringement, using counsel reasonably acceptable to BDSI, and Meda shall solely bear the cost with respect thereto. If Meda is unable to initiate or to prosecute such action solely in its own name or it is otherwise Commercially Reasonable and reasonably advisable to obtain an effective remedy, BDSI shall join such action and will execute, and cause its Affiliates to execute, all documents necessary for Meda to initiate litigation to prosecute and maintain such action. The above notwithstanding, Meda may only settle or enter into any form of voluntary disposition of any such claim with BDSI’s prior written consent, such consent not to be unreasonably withheld, provided that any such settlement or voluntary disposition which (i) admits fault or wrongdoing, or incurs liability, on the part of BDSI or (ii) adversely affects any of the Licensed Patent Rights, Licensed Know-How, or Marks shall require BDSI’s prior written consent, which BDSI may withhold in its sole discretion. BDSI shall provide, at Meda’s expense, such assistance and cooperation to Meda as may be necessary to successfully prosecute any action against such Third Party. Any damages, monetary awards, or other amounts recovered or received in settlement by Meda shall be applied proportionately first to defray the unreimbursed costs and expenses (including reasonable attorneys’ fees) incurred by Meda and BDSI in the action. If any balance remains, Meda shall be entitled to retain an amount equal to *** percent (***%) of the portion of such balance with the remaining balance being paid to BDSI by Meda.

Notwithstanding the foregoing, if Meda wishes BDSI to share the costs of pursuing any such actual, potential, or alleged infringer of the Licensed Patent Rights and/or Marks in the Territory, it shall provide written notice thereof to BDSI within *** of Meda’s becoming aware of the actual, potential, or alleged infringement. Upon written notice thereof, the Parties shall enter into good faith discussions for a period not to exceed *** concerning the possibility and terms of any such cost-sharing, provided that (i) neither Party shall have any obligation to enter into such an arrangement and (ii) any such arrangement will provide for the sharing of any damages, monetary awards, or other amounts recovered or received in settlement of such matter in a manner, based on the portion of such costs to be shared by BDSI, proportionately more favorable to BDSI than the sharing of any such damages, monetary awards, or other amounts recovered or received in settlement absent such cost-sharing, as contemplated under the first paragraph of this Section 7.03.

In the event Meda fails to institute proceedings or undertake reasonable efforts to terminate any such Third Party infringement of the Licensed Patent Rights and/or Marks in the Territory within *** of the later of: (a) receiving notification from BDSI of any such infringement or (b) sending notice to BDSI of such action, or the Parties are unable to reach an agreement concerning the sharing of the costs of pursuing any actual, potential, or alleged infringer (and increased share of any proceeds from such action for the benefit of BDSI, as contemplated by the preceding paragraph) within *** of Meda’s notice indicating its desire to enter into such discussions, BDSI may take (but shall have no obligation to take) such action as it deems appropriate, including the filing of a lawsuit against such Third Party. In such event Meda will provide such assistance and cooperation to BDSI as may be necessary, at BDSI’s cost and expense, and BDSI shall be entitled to retain the entire balance of any recovery or settlement from any such action.

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Section 7.04 Infringement Claimed by Third Parties.

(a) In the event a Third Party commences a judicial or administrative proceeding against a Party and such proceeding, other than a proceeding to which Section 7.01 applies, pertains to the manufacture, use, sale, marketing, or import of a Licensed Product in the Territory (the “Third Party Claim”), or threatens to commence such a Third Party Claim, the Party against whom such proceeding is threatened or commenced shall give prompt notice to the other Party. Meda shall, using counsel reasonably acceptable to BDSI, at Meda’s own cost and expense, defend any and all such Third Party Claims or proceedings, and BDSI shall, at Meda’s cost and expense, provide such assistance and cooperation to Meda as may be necessary to successfully defend any such Third Party Claims. The above notwithstanding, Meda may only settle or enter into any form of voluntary disposition of any such claim with BDSI’s prior written consent, such consent not to be unreasonably withheld, provided that any such settlement or voluntary disposition which (i) admits fault or wrongdoing, or incurs liability, on the part of BDSI or (ii) adversely affects any of the Licensed Patent Rights, Licensed Know-How, or Marks shall require BDSI’s prior written consent, which BDSI may withhold in its sole discretion. The above notwithstanding, if Meda elects not to defend a Third Party Claim that is not based upon, or does not result from, activities of BDSI or a Third Party under an agreement between BDSI and such Third Party, or the grant of rights from BDSI to such Third Party, and involves a material adverse risk to either Party or Net Sales notwithstanding the survivability provisions of Section 13.06(e), the License may be terminated or rendered nonexclusive by BDSI to the extent Arius’ License (as defined in Section 3.02 of the Arius Two Agreement) is terminated or rendered nonexclusive by Arius Two pursuant to Section 7.04 of the Arius Two Agreement, upon notice to Meda within *** of Meda’s election not to defend such Third Party Claim, and, in any event and independent of (i) any action or lack thereof by Arius Two under the Arius Two Agreement and (ii) any termination or rendering nonexclusive of the License by BDSI pursuant to the foregoing, BDSI shall have the right to control the defense of such claims at BDSI’s cost and expense using counsel of its own choice.

(b) If it becomes necessary (as reasonably determined by either Party based on the advice of patent counsel and good faith discussions between the Parties) to obtain a license under a Patent Right Controlled by a Third Party in order to permit Meda, its Affiliates, or its Sublicensees to exercise the rights granted under this Agreement because such Patent Right might otherwise be infringed by the manufacture, use, sale, offer for sale or importation of a Licensed Product in a given country within the Territory (or Meda, its Affiliates, or its Sublicensee are required to make any payments to settle, or satisfy any judgment in, any such infringement proceeding, provided (a) each Party is provided a reasonable opportunity to review and discuss any proposed settlement, voluntary disposition, or license and (b) any such amount paid under any such settlement, voluntary disposition, or license is Commercially Reasonable, then the amount of the Royalties due hereunder for such Licensed Product in such country in any calendar quarter shall be reduced by *** percent (***%) of the payment paid by Meda or its Affiliates or Sublicensees to such Third Party (or to BDSI as reimbursement for payments made or owed by BDSI to such a Third Party, if BDSI is the direct licensee of such Third Party as contemplated below) in respect of such country in such quarter, provided that, notwithstanding

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the foregoing, the Royalties payable to BDSI under this Agreement shall not in any event be reduced to an amount less than the greater of (Y) *** percent (***%) of the Royalties that would otherwise have been payable to BDSI absent the application of this Section 7.04(b) or (Z) *** percent (***%) of Net Sales. Notwithstanding anything to the contrary in this Agreement, if and as requested by BDSI, Meda shall enable, and shall cause its Affiliates and Sublicensees to enable, BDSI (and not Meda or any Affiliate thereof or Sublicensee) to be the Party to enter into a license with such Third Party for such Patent Right and, in such an event, Meda shall be responsible for and promptly pay, in addition to the consideration otherwise due BDSI under this Agreement, any royalties, license fees, milestone fees, maintenance fees, and similar amounts due under such Third Party license agreement to the extent related to or triggered by the exercise of the rights granted hereunder by Meda, its Affiliates, or Sublicensees, subject to the adjustment of payments otherwise due to BDSI as described above.

Section 7.05 Payment of Costs and Expenses. Upon its receipt of a reasonably detailed invoice setting forth BDSI’s reasonable, documented costs and expenses incurred pursuant to any provision of this Article VII relating to the Territory, for which Meda shall be liable, Meda shall pay such costs and expenses within ***.

ARTICLE VIII

CONFIDENTIALITY

Section 8.01 Confidentiality. During the Term and for a period of *** thereafter, each Party shall maintain all Confidential Information of the other Party as confidential and shall not disclose any such Confidential Information to any Third Party or use any such Confidential Information for any purpose, except (a) as expressly authorized by this Agreement, (b) as required by law, rule, regulation or court order (provided that the disclosing Party shall first notify the other Party, shall use Commercially Reasonable Efforts to obtain confidential treatment of any such information required to be disclosed, and shall disclose only the minimum information required to be disclosed in order to comply), or (c) to its Affiliates, employees, agents, consultants and other representatives to accomplish the purposes of this Agreement or, in the case of BDSI, to (i) satisfy its obligations under the CDC Agreement and Arius’ obligations under the Arius Two Agreement and (ii) develop, market, and/or sell any BEMA-based products, so long as such persons are under an obligation of confidentiality no less stringent than as set forth herein. Each Party may use such Confidential Information only to the extent required to accomplish the purposes of this Agreement. Each Party shall use at least the same standard of care as it uses to protect its own Confidential Information (but not less than a reasonable standard of care) to ensure that its Affiliates, employees, agents, consultants and other representatives do not disclose or make any unauthorized use of the other Party’s Confidential Information. Each Party shall promptly notify the other Party upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information.

Section 8.02 Disclosure of Agreement. Neither Party shall release to any Third Party or publish in any way any non-public information with respect to the terms of this Agreement

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without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing a Party may disclose the terms of this Agreement to potential investors, lenders, investment bankers and other financial institutions of its choice solely for purposes of financing the business operations of such Party, or, in the case of BDSI, to any prospective or actual sublicensee, licensor, manufacturer, marketing or other corporate partner, acquirer, or acquisition target; provided such Party only discloses such information under conditions of confidentiality on terms substantially similar to those contained in this Article VIII. Nothing contained in this paragraph shall prohibit either Party from filing this Agreement as required by the rules and regulations of the Securities and Exchange Commission, national securities exchanges (including those located in countries outside of the United States) or the Nasdaq Stock Market; provided the disclosing Party discloses only the minimum information required to be disclosed in order to comply with such requirements, including requesting confidential treatment of this Agreement (after consultation with the other Party) and filing this Agreement in redacted form. The Parties agree to cooperate with respect to requests for confidential treatment to be submitted to the Securities and Exchange Commission or any similar foreign authority with respect to certain portions of this Agreement and any redactions thereof for such purposes.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES

Section 9.01 Corporate Power. As of the Effective Date, each Party hereby represents and warrants that such Party is duly organized and validly existing under the laws of the jurisdiction of its organization and has full power and authority to enter into this Agreement and the transactions contemplated hereby and to carry out the provisions hereof.

Section 9.02 Due Authorization. As of the Effective Date, each Party hereby represents and warrants that such Party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

Section 9.03 Binding Obligation. As of the Effective Date, each Party hereby represents and warrants that this Agreement is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, except that the enforcement of the rights and remedies created hereby is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of creditors and that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. As of the Effective Date, each Party represents and warrants that the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor, subject to compliance with Article IA hereof, violate any law or regulation of any court, governmental body or administrative or other agency having authority over it, including, with respect to Meda, any competition, antitrust, or similar laws, statutes, regulations, or directives in the Territory.

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Section 9.04 Legal Proceedings. As of the Effective Date, each Party hereby represents and warrants to the other Party that there is no action, suit or proceeding pending against or affecting, or, to the knowledge of either Party, threatened against or affecting that Party, or any of its assets, before any court or arbitrator or any governmental body, agency or official that would, if decided against either Party, have a material adverse impact on the business, properties, assets, liabilities or financial condition of that Party (that are not already reflected in that Party’s respective financial statements as filed with the Securities and Exchange Commission (or foreign equivalent thereof) or otherwise made public or provided to the other Party) and which would have a material adverse effect on that Party’s ability to consummate the transactions contemplated by this Agreement.

Section 9.05 Limitation on Warranties. Except as expressly set forth in this Agreement, nothing herein shall be construed as a representation or warranty by BDSI to Meda that the Licensed Technology is not infringed by any Third Party, or that the practice of such rights does not infringe any intellectual property rights of any Third Party. Neither Party makes any warranties, express or implied, concerning the success of the Development Program or the commercial utility, merchantability, or fitness for a particular purpose of any Licensed Product.

Section 9.06 Limitation of Liability. EXCEPT WITH RESPECT TO CLAIMS OF PATENT INFRINGEMENT, BREACHES BY MEDA OF SECTIONS 3.02 OR 3.04, BREACHES BY EITHER PARTY OF ARTICLE VIII, AND THIRD PARTY DAMAGES COVERED BY THE INDEMNIFICATION PROVIDED UNDER ARTICLE X, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, EXEMPLARY, CONSEQUENTIAL, INDIRECT, OR PUNITIVE DAMAGES (AS SUCH TERMS ARE DEFINED IN BLACK’S LAW DICTIONARY, SIXTH EDITION) IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER.

Section 9.07 Sufficient Rights. BDSI represents and warrants that, subject to Section 3.05 of the Arius Two Agreement, it has and shall maintain during the Term of this Agreement (i) an exclusive license to or ownership of, as applicable, the Licensed Technology, the Marks and any other intellectual property rights which are the subject of Meda’s licenses under this Agreement, (ii) the right to grant the licenses described in this Agreement, and that the grant of such licenses by BDSI will not conflict with the terms of any existing agreement of BDSI concerning the Licensed Technology or the Marks, and (iii) the Control of all such rights and licenses.

Section 9.08 No Infringement. BDSI represents and warrants that, to BDSI’s knowledge as of the Effective Date, BDSI is not aware of any Third Party intellectual property rights which would be infringed by the manufacture, use, or sale of the Fentanyl Product in the Territory.

Section 9.09 Intellectual Property. BDSI represents and warrants that (i) the licenses granted to Meda hereunder comprise, to BDSI’s knowledge as of the Effective Date, all intellectual property rights reasonably necessary for Meda to manufacture, use, and sell the Fentanyl Product and (ii) Arius Two and Arius are the only Affiliates of Parent with any rights to or ownership of the Licensed Technology or the Marks, and there are no Affiliates of any of the

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foregoing (other than Arius Two, Arius, and Parent themselves) with any rights to or ownership of any Licensed Technology or Marks. BDSI covenants that it will not, without Meda’s prior written consent, amend any agreement between any of Parent, Arius, and/or Arius Two in any manner which would materially adversely affect Meda’s rights hereunder. Further BDSI represents and warrants that the third party licenses mentioned in Section 3.02(a) of that certain License Agreement, dated May 27, 2004, as amended July 14, 2005 and August 2, 2006, and terminated September 5, 2007, between QLT USA, Inc. and Arius concerning rights to BEMA technology have expired or been terminated and do not in any way impair the rights granted to Meda hereunder.

Section 9.10 Documents. BDSI represents and warrants that, to its knowledge, all documents provided to Meda by or on behalf of BDSI prior to the Effective Date are materially true and correct and no document provided to Meda by or on behalf of BDSI, contains any untrue statement of a relevant material fact or omits to state a relevant material fact necessary not to make the statements contained in the document materially misleading.

Section 9.11 Survival Upon Termination of CDC and Arius Two Agreements. BDSI shall use Commercially Reasonable Efforts to (i) materially comply with all of its obligations under the CDC Agreement, QLT Agreements, Arius Two Agreement, and LTS Pharma Agreement and to (ii) avoid termination of any such agreement as a result of any breach thereof by BDSI, provided that such covenant shall not be construed to require BDSI to (i) pay any amounts to CDC, QLT, Arius Two, or LTS in excess of the amounts properly due such parties under such agreements or (ii) agree to become subject to any obligations in excess of those currently provided under such agreements. BDSI represents and warrants that, subject to Section 13.06(g), any licenses granted to Meda under this Agreement will, as described in the (1) that certain Sublicensing Consent and Amendment, dated as of the date hereof, between BDSI, CDC, and Meda (the “CDC Consent”) and (2) Arius Two Consent, respectively, executed by (i) CDC, Meda, and BDSI and (ii) Arius Two, Arius, CDC, and Meda, respectively, prior to or in conjunction with the execution of this Agreement, (Y) survive any (a) exclusive licensing and assignment to CDC, upon termination of the CDC Agreement by CDC pursuant to Section 10.2, 10.3, or 10.4 thereof for which BDSI does not exercise its continuation rights under Section 10.7 of the CDC Agreement, of BDSI’s rights under the Licensed Technology, Marks, and other intellectual property rights which are the subject of Meda’s licenses under this Agreement or (b) termination of Arius’ rights under the Arius Two Agreement (or, if applicable, any rights granted to CDC by Arius Two pursuant to a separate agreement executed pursuant to Section 2.04(d) of the Arius Two Agreement) with respect to the Licensed Technology, Marks, and other intellectual property rights which are the subject of Meda’s licenses under this Agreement and (Z) be assigned to CDC or Arius Two, as appropriate, subject to Meda’s continued compliance with the terms of this Agreement, provided that (i) such termination of the CDC Agreement or Arius Two Agreement does not result from and is not related to any breach of this Agreement by Meda and (ii) Meda, as of the date the CDC Agreement and/or Arius Two Agreement, as applicable, is terminated, is not, and has not previously been, in material breach of this Agreement.

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Section 9.12 Debarment. Each Party represents and warrants to the other that it has never been and is not currently debarred by the FDA pursuant to 21 U.S.C. §335(a) or (b) (“Debarred Entity”), and each Party agrees that it will not obtain advice or assistance from any individual debarred pursuant to 21 U.S.C. §335(a) or (b). Each Party represents and warrants to the other that it has no knowledge of any circumstances that may affect the accuracy of the foregoing warranties and representations, including, but not limited to, FDA investigations of, or debarment proceedings against, it or any person or entity with which it is associated or that provides services to such Party, and such Party will immediately notify the other in writing if it becomes aware of any such circumstances during the term of this Agreement.

Section 9.13 CDC Acknowledgement. Meda hereby expressly acknowledges to CDC that, to the extent (i) provided in this Agreement or the CDC Consent and (ii) provisions of the CDC Agreement, as modified by the CDC Consent, expressly apply to sublicensees of BDSI thereunder, this Agreement shall be subject to the rights of CDC under the CDC Agreement.

ARTICLE X

INDEMNIFICATION AND INSURANCE

Section 10.01 Meda Indemnified by BDSI. BDSI shall indemnify and hold Meda, its Affiliates, and their respective employees, directors and officers, harmless from and against any liabilities or obligations, damages, losses, claims, encumbrances, costs or expenses (including attorneys’ fees) (any or all of the foregoing herein referred to as “Loss”) insofar as a Loss or actions in respect thereof occurs subsequent to the Effective Date arises out of: (a) any misrepresentation or breach of any of the warranties, covenants or agreements made by BDSI in this Agreement; or (b) BDSI’s conduct of any development activities in respect of any Licensed Product; or (c) BDSI’s negligence or intentional misconduct. BDSI’s obligations to indemnify Meda hereunder shall not apply to the extent any such Loss arises out of or is based on any (a) inactions or actions of Meda or its Affiliates for which Meda is obligated to indemnify BDSI under Section 10.02 or (b) negligence or intentional misconduct of Meda or its Affiliates.

Section 10.02 BDSI Indemnified by Meda. Meda shall indemnify and hold BDSI, its Affiliates, Arius Two and CDC, and all of the employees, directors and officers of any of the foregoing, harmless from and against any Loss insofar as such Loss or actions in respect thereof occurs subsequent to the Effective Date and arises out of or is based upon (a) any misrepresentation or breach of any of the warranties, covenants or agreements made by Meda in this Agreement; (b) Meda’s, its Affiliates’, or their Sublicensees’ development, use, marketing, manufacture, sale, distribution, promotion, handling, or storage of any Licensed Product or any Demonstration Samples; (c) any product liability claim that is brought by any Third Party due to the use of any Licensed Product in the Territory; or, subject to the terms of Section 7.04(b), (d) Meda’s prosecution or defense of a Third Party infringement claim pursuant to Article VII. Meda’s obligations to indemnify BDSI hereunder shall not apply to the extent any such Loss arises out of or is based on the negligence or intentional misconduct of BDSI, and Meda’s obligations to indemnify any licensor of BDSI or its Affiliates shall not apply with respect to such licensor to the extent any such Loss arises out of or is based on the negligence or intentional misconduct of such licensor.

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Section 10.03 Prompt Notice Required. No claim for indemnification hereunder shall be valid unless notice of the matter which may give rise to such claim is given in writing by the indemnitee (the “Indemnitee”) to the persons against whom indemnification may be sought (the “Indemnitor”) as soon as reasonably practicable after such Indemnitee becomes aware of such claim, provided that the failure to notify the Indemnitor shall not relieve the Indemnitor from any liability except to the extent that such failure to notify actually adversely impacts the Indemnitor’s ability to defend such claim. Such notice shall state that the Indemnitor is required to indemnify the Indemnitee for a Loss and shall specify the amount of Loss and relevant details thereof. The Indemnitor shall notify Indemnitee no later than 60 days from such notice of its intention to assume the defense of any such claim. In the event the Indemnitor fails to give such notice within that time the Indemnitor shall no longer be entitled to assume such defense.

Section 10.04 Defense and Settlement. The Indemnitor shall at its expense, have the right, subject to the limitations of this Section 10.04, to settle and defend, through counsel reasonably satisfactory to the Indemnitee, any action which may be brought in connection with all matters for which indemnification is available. In such event the Indemnitee of the Loss in question and any successor thereto shall permit the Indemnitor full and free access to its books and records and otherwise fully cooperate with the Indemnitor in connection with such action; provided that this Indemnitee shall have the right fully to participate in such defense at its own expense. The defense by the Indemnitor of any such actions shall not be deemed a waiver by the Indemnitor of its right to assert a claim with respect to the responsibility of the Indemnitor with respect to the Loss in question. The Indemnitor shall not settle or compromise any claim against the Indemnitee without the prior written consent of the Indemnitee, provided that such consent shall not be unreasonably withheld. No Indemnitee shall pay or voluntarily permit the determination of any liability which is subject to any such action while the Indemnitor is negotiating the settlement thereof or contesting the matter, except with the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. If the Indemnitor fails to give Indemnitee notice of its intention to defend any such action as provided herein, the Indemnitee involved shall have the right to assume the defense thereof with counsel of its choice, at the Indemnitor’s expense, and defend, settle or otherwise dispose of such action. With respect to any such action which the Indemnitor shall fail to promptly defend, the Indemnitor shall not thereafter question the liability of the Indemnitor hereunder to the Indemnitee for any Loss (including counsel fees and other expenses of defense).

Section 10.05 Insurance. Each Party shall, at its sole cost and expense, obtain and keep in force comprehensive general liability insurance, including any applicable self-insurance coverage, with bodily injury, death and property damage including contractual liability and product liability coverage, of the types and in amounts which are (i) reasonable and customary in the pharmaceutical industry for companies of comparable size and activities and (ii) reasonably sufficient to enable Arius to comply with the terms of the Arius Two Agreement and BDSI to comply with the terms of the CDC Agreement, ***. Each Party will provide written proof of the existence of such insurance to the other Party upon request. The minimum amounts of insurance coverage required shall not be construed to create or limit a Party’s liability with respect to its indemnification under this Agreement.

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ARTICLE XI

COVENANTS

Section 11.01 Access to Books and Records. Each Party covenants and agrees that it shall permit the other Party (or any Third Party granted such rights under this Agreement) to exercise such inspection rights as set forth in this Agreement.

Section 11.02 Marketing Expenses. Meda covenants and agrees that, as between Meda and BDSI and except as may be provided in the co-promotion agreement referred to in Section 5.02, Meda shall be solely responsible for the cost and implementation of all marketing, sales, promotional and related activities concerning the marketing, sale and promotion of the Licensed Products in the Territory.

Section 11.03 Affiliates. Each of Meda and BDSI shall cause its respective Affiliates to comply with all obligations of such Affiliates under this Agreement. Each Party shall be responsible and liable for such Party’s Affiliates performance of such Party’s obligations hereunder and compliance with the terms of this Agreement, and any breach of the terms of this Agreement by any Affiliate of a particular Party shall be deemed a breach of this Agreement by such Party.

Section 11.04 Compliance. Meda covenants and agrees that it shall comply with all Applicable Laws affecting the use, possession, distribution, advertising and all forms of promotion in connection with the sale and distribution of the Licensed Products and the Demonstration Samples in the Territory. Notwithstanding anything to the contrary, any failure of Meda, any Affiliate thereof, or any Sublicensee to adhere to any Applicable Laws in any country or supranational jurisdiction of the Territory concerning the handling of narcotics which materially adversely affects the future manufacture, use, shipment, handling, sale, marketing, or distribution of fentanyl (or any product incorporating fentanyl) shall be deemed a material breach of this Agreement entitling BDSI, subject to prior notice and, with respect solely to the first *** such failures, a right to cure in the same manner as provided in Section 13.02, to terminate this Agreement immediately pursuant to Section 13.03 in respect of such country or supranational jurisdiction.

Section 11.05 Reports. Meda covenants and agrees that, except as otherwise specified in this Agreement, Meda shall, following receipt of a Governmental Approval, have the obligation and responsibility for and shall make any and all necessary reports to each Competent Authority with respect to the Licensed Product subject to such Governmental Approval and shall provide BDSI with a complete copy of any such report simultaneously with its submission of the report to each Competent Authority; if any such report is submitted to the appropriate Competent Authority in a language other than English, Meda shall also provide BDSI with a summary of the material matters addressed in such report in English. Meda covenants and agrees that, except as otherwise specified in this Agreement, Meda shall, if relevant, have the obligation and

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responsibility for and shall make any and all necessary reports in respect of the safe and lawful handling of the Licensed Products as a narcotic substance to each Competent Authority, and shall provide BDSI with a complete copy of any such report simultaneously with the submission of the report to each Competent Authority; if any such report is submitted to the appropriate Competent Authority in a language other than English, Meda shall also provide BDSI with a detailed summary of the material matters addressed in such report in English.

Section 11.06 Further Actions. Upon the terms and subject to the conditions hereof, each of the Parties hereto shall use its Commercially Reasonable Efforts to (a) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement, (b) obtain from Competent Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Parties in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and (c) make all necessary filings, and thereafter make any other required submissions, with respect to this transaction under (i) the United States’ Securities Exchange Act of 1934, as amended and the United States’ Securities Act of 1933, as amended, and the rules and regulations thereunder and any other applicable securities laws and (ii) any other Applicable Law. The Parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the other Party’s counsel (subject to appropriate confidentiality restrictions) prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

Section 11.07 Protection of the Marks. Meda covenants and agrees that neither it nor its Affiliates shall publish, employ, or cooperate in the publication of any misleading or deceptive advertising material with regard to the Parties, the Licensed Products, the Licensed Technology, the Marks, or any trademarks of BDSI.

Section 11.08 Equitable Relief. The Parties understand and agree that because of the difficulty of measuring economic losses to the non-breaching Party as a result of a breach of the covenants set forth in Article VIII or in this Article XI, and because of the immediate and irreparable damage that may be caused to the non-breaching Party for which monetary damages would not be a sufficient remedy, the Parties agree that the non-breaching Party will be entitled to seek specific performance, temporary and permanent injunctive relief, and such other equitable remedies to which it may then be entitled against the breaching Party. This Section 11.08 shall not limit any other legal or equitable remedies that the non-breaching Party may have against the breaching Party for violation of the covenants set forth in Article VIII or in this Article XI. The Parties agree that the non-breaching Party shall have the right to seek relief for any violation or threatened violation of Article VIII or this Article XI by the breaching Party from any court of competent jurisdiction in any jurisdiction authorized to grant the relief necessary to prohibit the violation or threatened violation of Article VIII or this Article XI. This Section 11.08 shall apply with equal force to the breaching Party’s Affiliates.

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Section 11.09 Bundled Products. Meda covenants and agrees that it shall not, and shall not permit its Affiliates or Sublicensees, to market or sell any Licensed Product as part of or in connection with a Bundled Product except as may be approved in writing and in advance by BDSI.

Section 11.10 Competing Products. During the Term, neither Meda, BDSI, nor any Affiliate of either of the foregoing shall, directly or indirectly, enable or contract with any Third Party to develop, manufacture, market, sell or distribute any Competing Product for therapeutic use in the Territory or itself develop, manufacture, market, sell or distribute any Competing Product for therapeutic use in the Territory, provided that, the foregoing shall not be construed to limit BDSI’s rights to develop, manufacture, use, or sell in the Territory any products which are intended for commercial sale outside the Territory.

Section 11.11 No Encumbrances. Except to the extent Meda may assign this Agreement under Section 14.01, Meda shall not, without the prior written consent of BDSI and CDC, such consents not to be unreasonably withheld, sell, license (except as permitted by Section 3.02(a), encumber or otherwise transfer to a third party any rights in Governmental Approvals, the Clinical Documentation, the Results, the Marketing Authorizations, the Trade Name(s), or any intellectual property rights associated therewith (including copyright and trademark).

ARTICLE XII

PRODUCT RECALL

Section 12.01 Product Recall Determination. If at any time or from time to time, a Competent Authority requests Meda to conduct a Product Recall of any Licensed Product in the Territory or if a voluntary Product Recall of any Licensed Product in the Territory is contemplated by Meda, Meda shall immediately notify BDSI in writing, and except as otherwise set forth in this Article XII, Meda will, at its sole cost and expense, conduct such Product Recall in as reasonable, prudent, and expeditious a manner as possible to preserve the goodwill and reputation of the Licensed Products and the goodwill and reputation of the Parties, provided that:

(a) Meda shall not carry out a voluntary Product Recall in the Territory with respect to such Licensed Product without the prior written approval of BDSI, such approval not to be unreasonably withheld (for the avoidance of doubt, any Product Recall that is reasonably deemed necessary in order to avoid serious personal injury shall not be considered as a voluntary Product Recall, provided that Meda shall provide BDSI the opportunity to advise and comment with respect to any such Product Recall prior to its execution); and

(b) the Parties shall reasonably cooperate, at Meda’s expense, in the conduct of any Product Recall for such Licensed Product in the Territory.

Notwithstanding the foregoing, Meda may, without BDSI’s prior consent, immediately effect any Product Recall (A) resulting from any death or life-threatening adverse event

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associated with any Licensed Product or (B) required to comply with any regulatory or legal requirements, guidelines, directives, orders, or injunctions with respect to any Licensed Product. In the event Meda does not undertake such a Product Recall in a reasonable period of time, BDSI shall be entitled to do so without Meda’s prior written consent.

Section 12.02 Product Recall Management. Meda shall have the right to control and/or conduct any Product Recall in the Territory, subject to Section 12.01. The Product Recall shall be the sole responsibility of Meda or its Affiliates and shall be carried out by Meda or its Affiliates in as reasonable, prudent, and expeditious a manner as possible to preserve the goodwill and reputation of the Licensed Products and the goodwill and reputation of the Parties, provided that BDSI shall share any such Product Recall responsibilities to the extent assumed by BDSI pursuant to the Supply Agreement. Meda shall maintain records of all sales and distribution of Licensed Products and customers in the Territory sufficient to reasonably adequately administer a Product Recall, for the period required by Applicable Law, and make such records available to BDSI or any designee thereof immediately upon request.

Section 12.03 Product Recall Costs. Notwithstanding Section 12.02, except as may be provided in the Supply Agreement, Meda shall bear all costs and expenses related to the conduct of any Product Recall in the Territory.

Section 12.04 Notification of Threatened Action. Throughout the duration of this Agreement and with respect to all Licensed Products the Parties shall immediately notify each other of any information a Party receives regarding any threatened or pending action, inspection or communication by or from a concerned Competent Authority which may affect the safety or efficacy claims of the Licensed Products or the continued marketing of the Licensed Products. Upon receipt of such information during the duration of this Agreement, Meda shall not take any action whatsoever without BDSI’s prior review and approval, such approval shall not be unreasonably withheld.

ARTICLE XIII

TERM AND TERMINATION

Section 13.01 Term. This Agreement shall commence as of the Effective Date and shall only expire on the termination of this Agreement.

Section 13.02 Termination by Either Party for Cause. Either Party may terminate this Agreement prior to the expiration of the Term upon the occurrence of any of the following:

(a) Upon or after the cessation of operations of the other Party or the bankruptcy, insolvency, dissolution or winding up of the other Party (other than dissolution or winding up for the purposes or reconstruction or amalgamation); or

(b) Upon or after the breach of any material provision of this Agreement by the other Party (other than a failure to pay by Meda, which is addressed in Section 13.03(d) below), if the breaching Party has not cured such breach, if capable of being cured within such

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time period, within *** after written notice thereof by the non-breaching Party, provided that, notwithstanding the foregoing, BDSI shall be entitled to terminate this Agreement pursuant to Section 13.03 without providing the aforementioned opportunity to cure.

Section 13.03 Termination by BDSI. BDSI may, by written notice to Meda, terminate this Agreement upon the occurrence of any of the following:

(a) Upon the failure by Meda to pay the license fee pursuant to Section 3.01.

(b) On a country-by-country basis upon the loss, revocation, suspension, termination, or expiration of Meda’s license to sell narcotics in any country in the Territory, if Meda fails to take the actions necessary to reinstate such license within *** of such loss, revocation, suspension, termination, or expiration, or any material breach of Section 11.04 which is not remedied within *** thereof.

(c) Upon or after the breach of any material provision of the Supply Agreement by Meda (other than a failure to pay by Meda, which is addressed in Section 13.03(d) below), if Meda has not cured such breach, if capable of being cured within such time period, within *** after written notice thereof by the non-breaching Party, provided that, notwithstanding the foregoing, BDSI shall be entitled to terminate this Agreement pursuant to Section 13.03(d) without providing the aforementioned opportunity to cure.

(d) Upon the failure by Meda to pay any amount in excess of US$*** overdue under this Agreement or the Supply Agreement within *** from receipt of a second written notice (as given pursuant to Section 14.06 hereof) thereof from BDSI (with respect to products supplied under the Supply Agreement ***, the invoice accompanying such products or otherwise provided in conjunction with their shipment shall not be deemed the first “notice” for purposes of this paragraph), with a copy of such second notice (as given pursuant to Section 14.06 hereof) to Meda´s CEO at the address referenced in Section 14.06. If any payment, or portion thereof, due under this Agreement is the subject of a reasonable good faith dispute (a “Disputed Amount”) between Meda and BDSI, BDSI shall not be entitled to terminate this Agreement with respect to any failure by Meda to pay the Disputed Amount until such dispute has been resolved by the Parties (including, if necessary, pursuant to any arbitration under Section 14.03).

(e) Upon the occurrence of any material misrepresentation or omission in any Royalty Statement, which misrepresentation or omission is caused by Meda’s willful misconduct, gross negligence, or bad faith.

Section 13.03A Termination by Meda. Meda shall have the right, following the HSR Date and in its sole discretion, to terminate this Agreement upon *** written notice.

Section 13.04 Termination for Failure to Satisfy Minimum Royalties. In the event that Meda does not achieve Net Sales sufficient to generate total, aggregate Net Unit Royalties (or, if applicable, amounts otherwise payable under Section 4.01) that equal or exceed the minimum amounts set forth in Section 4.04 for a Sales Year, then the parties will use commercially reasonable efforts to renegotiate the minimum royalties which, if unsuccessful, after *** of good

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faith negotiations, Meda may, in its sole discretion, elect to terminate this Agreement by providing BDSI written notice of its intent to terminate. Such termination will be effective at the end of the Sales Year during which such notice is provided if not more than *** after the Sales Year. Termination under this Section 13.04 will not relieve Meda of its obligations under Section 4.04 for any Sales Year, including the Sales Year immediately preceding the effective date of termination.

Section 13.05 Remedies. All of the non-breaching Party’s remedies with respect to a breach of this Agreement shall be cumulative, and the exercise of one remedy under this Agreement by the non-defaulting Party shall not be deemed to be an election of remedies. These remedies shall include the non-breaching Party’s right to sue for damages for such breach without terminating this Agreement.

Section 13.06 Effect of Termination.

(a) Upon any termination of this Agreement by either party, Meda shall reimburse BDSI for Development Costs reasonably incurred or committed to by BDSI in accordance with the Development Program prior to the effective date of such termination and for which Meda is otherwise obligated to reimburse BDSI pursuant to this Agreement, provided that (1) BDSI shall use Commercially Reasonable Efforts to minimize such costs and expenses between the termination notice date and the date of termination and (2) Meda shall not be required to reimburse any such costs incurred by BDSI to the extent they represent the cost of performing specific activities which activities themselves constitute a breach of this Agreement.

(b) Upon any termination of this Agreement by either Party under Section 13.02 or 13.03, or any termination of this Agreement by Meda under Section 13.03A or 13.04 with respect to a particular Licensed Product, (i) Meda’s rights under the Licensed Patent Rights, Marks, and the Licensed Technology (or, with respect to a termination by Meda under Section 13.03A with respect to a particular Licensed Product, Meda’s rights with respect to such Licensed Product) shall terminate and (ii) Meda shall use its commercially reasonable efforts, if and as requested by BDSI, to have assigned to BDSI any manufacturing or other contracts entered into by Meda concerning the development, manufacture, marketing, distribution, or sale of the Licensed Product(s) subject to such termination.

(c) Upon any termination of this Agreement, Meda hereby grants and assigns, to the extent not previously assigned to BDSI, to BDSI all right, title and interest in, to or under all Governmental Approvals, the Clinical Documentation, the Results, the Marketing Authorizations, the Trade Name(s), all intellectual property rights associated therewith (including copyright and trademark), and all other data, reports, studies, analysis or similar items created or obtained by or on behalf of Meda, or previously assigned to Meda by BDSI as contemplated herein, in connection with the development, marketing or commercialization in the Territory of the Licensed Product(s) subject to such termination (or, if terminated by BDSI with respect to a particular country in the Territory under Section 13.03(b), in such country), and subject to any sublicenses, free, clear of any and all liens, claims, and encumbrances. Meda shall deliver all such items, including any copies thereof, to BDSI within five days of any termination of this Agreement and agrees to take such actions as BDSI may reasonably request in order to

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effectuate the assignment set forth in this paragraph. Further, Meda hereby irrevocably appoints BDSI (which appointment is coupled with an interest) as its attorney in fact to execute and deliver in the name of and on behalf of Meda all documentation necessary to effectuate the assignment set forth in this paragraph.

(d) Upon termination of this Agreement other than by Meda under Section 13.02, as elected by BDSI, Meda (and/or its Affiliates, if and as applicable) shall either (i) have the right, for a period of three months from the date of termination to distribute and sell existing inventory of Licensed Products, provided that such Licensed Products shall be sold at a price no less than ***% of the then current fair market value and that such sales shall be subject to the applicable terms and conditions of this Agreement; (ii) sell remaining inventory of Licensed Products and Demonstration Samples to BDSI at the applicable Product Price for such inventory (or, if manufactured by Meda, its Affiliates, or Meda’s Third Party manufacturers, the cost and expense of such manufacture), or (iii) destroy remaining inventory of Licensed Products and Demonstration Samples in accordance with Applicable Law, providing BDSI with proof of destruction in writing sufficient to comply with Applicable Law. Any sales of Licensed Products or Demonstration Samples made by Meda to BDSI pursuant to clause (ii) in the preceding sentence shall be made by Meda within 30 days of Meda’s receipt of BDSI’s written notice electing to make such purchase, and shall be shipped to BDSI appropriately packaged and stored. All transportation costs in connection with such sale, including without limitation, insurance, freight and duties, shall be paid by Meda. Amounts owed by BDSI to Meda pursuant to this Section 13.06(d) for the Licensed Products or Demonstration Samples sold to BDSI shall be paid by BDSI within *** after receipt by BDSI of an appropriately detailed invoice from Meda for the amount so owing to it by BDSI under this Section 13.06(d).

(e) Except as otherwise provided in this Agreement, expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Sections 2.05, 3.02(c), 3.04 (with respect to BDSI’s rights to Meda Marks), 3.05, 4.06, 4.07, 7.02, 7.05, 9.05, 9.06, 9.11, 11.01, 11.03, 11.05 (with respect to Meda’s activities during the Term and, if applicable, Licensed Products sold by Meda following termination in accordance with this Agreement), 11.06, 11.07 and 11.08 and Articles I, VI, VIII, X, XII (with respect to Licensed Products sold by Meda), XIII, and XIV shall survive expiration or termination of this Agreement.

(f) Subject to the provisions of this Section 13.05, within *** following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession and upon a Party’s request, such destruction (or delivery) shall be confirmed in writing to such Party by a responsible officer of the other Party.

(g) In the event (i) BDSI’s rights with respect to the Licensed Product under the Licensed Technology, Marks, and any other intellectual property rights which are the subject of Meda’s licenses under this Agreement are, in the case of a termination of the CDC Agreement by CDC pursuant to Section 10.2, 10.3, or 10.4 thereof for which BDSI does not exercise its

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continuation rights under Section 10.7 of the CDC Agreement, exclusively licensed and assigned to CDC or (ii) Arius’ rights under the Arius Two Agreement (or, if applicable, any rights granted to CDC by Arius Two pursuant to a separate agreement, as contemplated by Section 2.04(d) of the Arius Two Agreement) with respect to the Licensed Product under the Licensed Technology, Marks, and any other intellectual property rights which are the subject of Meda’s licenses under this Agreement are terminated as a result of a termination of the Arius Two Agreement (or, if applicable, subsequent agreement between CDC and Arius Two entered into pursuant to Section 2.04(d) of the Arius Two Agreement) then with respect to Arius Two, this Agreement, and with respect to CDC, the rights and benefits of BDSI under this Agreement, in each case, to the extent (A) not imposing obligations in excess of those imposed on CDC or Arius Two, respectively, under the CDC Agreement or Arius Two Agreement, respectively, and Arius Two in the Arius Two Consent, respectively, and (B) relating to the rights of BDSI subject to the above referenced terminations by CDC or Arius Two, shall be automatically assigned to CDC or Arius Two, as described in the CDC Consent and Arius Two Consent, as applicable, to provide for Meda’s continued quiet enjoyment of the rights granted to it under this Agreement in accordance with its terms.

ARTICLE XIV

MISCELLANEOUS

Section 14.01 Assignment. Except as explicitly contemplated by this Agreement, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that either Party may assign this Agreement and its rights and obligations hereunder without the other Party’s consent (a) in connection with the transfer or sale of all or substantially all of the business of such assigning Party to which this Agreement relates to a Third Party, whether by merger, sale of stock, sale of assets or otherwise, or (b) to any of its Affiliates. Notwithstanding the foregoing, any such assignment to an Affiliate shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement, so long as such Affiliate remains an Affiliate of the assigning Party. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any purported assignment not in accordance with this Agreement shall be void.

Section 14.02 Force Majeure. Neither Party shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including, but not limited to, fire, floods, embargoes, terrorism, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other Party, or for any other reason which is completely beyond the reasonable control of the Party (collectively a “Force Majeure”); provided that the Party whose performance is delayed or prevented shall continue to use good faith diligent efforts to mitigate, avoid or end such delay or failure in performance as soon as practicable.

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Section 14.03 Governing Law; Jurisdiction; Dispute Resolution. This Agreement shall be governed by and construed under the state laws of the State of New York, without reference to its conflicts of laws principles. All disputes arising under or in connection with this agreement shall be finally settled by binding arbitration, initiated by either Party on ten (10) days notice to the other Party, under the Rules of Arbitration of the International Chamber of Commerce (“ICC”), applying the laws of the State of New York, without regards to its conflicts of law provisions, before three (3) independent, neutral arbitrators experienced in the pharmaceutical industry. The place of arbitration shall be New York, New York. Meda and BDSI shall each be entitled to select one (1) such arbitrator, with the two such arbitrators so selected selecting the third such arbitrator. In the event either Party fails to select its arbitrator within such ten (10) day period, the arbitrator selected by the other Party within such ten (10) day period shall be entitled to select such arbitrator. The arbitration shall be conducted in English. The decision of the arbitrators will be final and binding on the Parties, and any decision of the arbitrators may be enforced in any court of competent jurisdiction. Notwithstanding the foregoing, any Party may seek injunctive, equitable, or similar relief from a court of competent jurisdiction as necessary to enforce its rights hereunder without the requirement of arbitration.

Section 14.04 Waiver. Except as specifically provided for herein, the waiver from time to time by either of the Parties of any of their rights or their failure to exercise any remedy shall not operate or be construed as a continuing waiver of same or of any other of such Party’s rights or remedies provided in this Agreement.

Section 14.05 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Any provision of this Agreement held invalid or unenforceable in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

Section 14.06 Notices. All notices and other communications provided for herein shall be dated and in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally, by e-mail or by facsimile machine, receipt confirmed, (b) on the following business day, if delivered by a nationally recognized overnight courier service, with receipt acknowledgement requested, or (c) three business days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the Party to whom it is directed at the following address (or at such other address as any Party hereto shall hereafter specify by notice in writing to the other Parties hereto):

If to BDSI:	BioDelivery Sciences International, Inc.
2501 Aerial Center Parkway, Suite 205
Morrisville, North Carolina 27560 USA
Attn: Mark Sirgo, Chief Executive Officer
Telephone: (919) 653-5160
Facsimile: (919) 653-5161

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Copies to:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, North Carolina 27607 USA
Attn: Larry E. Robbins, Esq.
Telephone: (919) 781-4000
Facsimile: (919) 781-4865

If to Meda:	Meda AB
Box 906
Pipers vag 2A
17009
Solna
Sweden
Attn: Anders Lonners, CEO
Telephone: +46 8 630 19 00
Facsimile: +46 8-630 19 19

Copies to:	James F. Farrington, Jr.
Wiggin and Dana LLP
400 Atlantic Street
Stamford, CT 06901
Fax: +1 203 363 7676

Section 14.07 Independent Contractors. It is expressly agreed that BDSI and Meda shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership or agency of any kind. Neither BDSI nor Meda shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party.

Section 14.08 Rules of Construction. The Parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and neuter, and vice versa.

Section 14.09 Publicity. Meda and BDSI shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, (a) that a Party may, without the prior consent of the other Party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the Nasdaq or any other stock exchange, or (b) if it has used reasonable efforts to

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consult with the other Party prior thereto, (such consent shall be deemed to have been given if the recipient of the press release or public statement fails to respond to the other Party within 48 hours after the recipient’s receipt of such press release or public statement). No such consent of the other Party shall be required to release information which has previously been made public.

Section 14.10 Entire Agreement; Amendment. This Agreement (including the Exhibits attached hereto) sets forth all of the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes and terminates all prior agreements and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations conditions or understandings, either oral or written, between the Parties other than as set forth herein. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties hereto unless reduced to writing and signed by the respective authorized officers of the Parties.

Section 14.11 Inspection Rights. Upon five days prior written notice from either Party (the “Requesting Party”), the Party receiving such notice (the “Audited Party”) shall permit an independent certified public accountant selected by the Requesting Party and reasonably acceptable to the Audited Party to audit and/or inspect only those books and records (including but not limited to financial records) as may be necessary pursuant to the terms of the applicable Section of this Agreement granting the applicable inspection rights to the Requesting Party pursuant to this Section 14.11. Any such independent accounting firm shall be subject to the confidentiality provisions of this Agreement. A copy of any report provided to a Party by the accountant shall be given concurrently to the other Party. Subject to the terms of this paragraph, such inspection shall be conducted (a) at the sole cost of the Requesting Party and (b) during the Audited Party’s normal business hours. If the applicable audit involves the calculation of payments to be made by one Party to the other Party and such accounting firm concludes that such calculations erroneously resulted in an overpayment or underpayment by one Party to the other Party with respect to any payment(s) due hereunder (a “Calculation Error”), within 30 days of the date of delivery of such accounting firm’s report concluding that a Calculation Error occurred, the amount overpaid shall be repaid or the amount underpaid shall be augmented as necessary to correct the underpayment or overpayment caused by such Calculation Error, and if such Calculation Error resulted in an overpayment to or an underpayment from the Party responsible for such error, such Party shall pay interest on such amount at the Prime Rate of Interest plus ***. If the Audited Party was responsible for the Calculation Error and such Calculation Error was greater than ***% of the proper amount payable with respect to any particular Royalty Quarter, the Audited Party shall be solely responsible for the reasonable, documented costs associated with the audit. The rights granted to BDSI under this Section 14.11 may be exercised by CDC or Arius Two in a manner consistent with similar rights established with respect to each of them in Section 6.10 of the CDC Agreement and Sections 2.01(c), 2.04(b), 4.07(d), and 15.12 of the Arius Two Agreement, as applicable.

Section 14.12 Headings. The captions contained in this Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles hereof.

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Section 14.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be transmitted via facsimile and such signatures shall be deemed to be originals.

Section 14.14 Third Party Beneficiary. CDC shall be an intended third party beneficiary to this Agreement for the sole purpose of enforcing Sections 7.01, 10.02, 11.01, 11.11, and 13.06(g) and enforcing BDSI’s rights under Sections 2.03(b)(ii), 2.04, 2.05, 2.07(d), 3.02(a), 4.06, 5.01(b) (solely for purposes of the second sentence thereof), 5.01(f), 6.03, 6.04, and 11.05 of this Agreement.

[Signature page to follow.]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed in duplicate by their duly authorized officers as of the Effective Date.

ARIUS PHARMACEUTICALS, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President

BIODELIVERY SCIENCES INTERNATIONAL, INC.

By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo
Title:	President and CEO

MEDA AB

By:	/s/ Anders Lonners
Name:	Anders Lonners
Title:	CEO

EXHIBIT A

ARIUS TWO AGREEMENT

EXHIBIT B

CDC AGREEMENT

EXHIBIT C

INITIAL DEVELOPMENT PROGRAM

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EXHIBIT D

LICENSED PATENT RIGHTS

App. No./ Patent No.	Filing Date/ Issue Date	Country	Title	Status	Attorney Docket No.
60/750,191	13-Dec-2005	US	Abuse Resistant Transmucosal Drug Delivery Device	Expired	076-1

60/764,619	02-Feb-2006	US	Same as Above	Expired	076-2

11/639,408	13-Dec-2006	US	Same As Above	Pending	076

60/832,725	21-Jul-2006	US	Transmucosal Delivery Devices With Enhanced Uptake	Expired	088-1

60/839,504	23-Aug-2006	US	Same As Above	Expired	088-2

60/832,726	21-Jul-2006	US	Same As Above	Expired	089-1

PCT/US07/1 6634	23-Jul-2007	Int’l [1]	Same As Above	Pending	088PC

08/734,519 5,800,832	18-Oct-1996 01-Sep-1998	US	Bioerodable Film For Delivery Of Pharmaceutical Compounds To Mucosal Surfaces	Granted	092

09/144,827 6,159,498	01-Sep-1998 12-Dec-2000	US	Same As Above	Granted	092CN

09/069,703	29-Apr-1998	US	Pharmaceutical Carrier Device Suitable For Delivery Of Pharmaceutical Compounds To Mucosal Surfaces	Pending	092CPRCE

09/684,682	04-Oct-2000	US	Same As Above	Abandoned	092CPDVRCE

10/962,833	12-Oct-2004	US	Same As Above	Published	092CPDVCN

11/069,089	01-Mar-2005	US	Same As Above	Published	092CPDVCN2

[1]	Designates all PCT jurisdictions (including the US and CA)

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App. No./ Patent No.	Filing Date/ Issue Date	Country	Title	Status	Attorney Docket No.
2,268,187 2,268,187	16-Oct-1997 05-Jun-2007	CA	Bioerodable Film For Delivery Of Pharmaceutical Compounds To Mucosal Surfaces	Granted	092CA

2,329,128	29-Apr-1999	CA	Pharmaceutical Carrier Device Suitable For Delivery Of Pharmaceutical Compounds To Mucosal Surfaces	Pending	092PC2CA

60/495,356	15-Aug-2003	US	Adhesive Bioerodible Transmucosal Drug Delivery System	Expired	093-1

PCT/US04/0 26531	16-Aug-2004	PCT	Same As Above	Nationalized	093PC

11/355,312	15-Feb-2006	US	Same As Above	Pending	093CN

11/645,091	22-Dec-2006	US	Same As Above	Pending	093CN2

2,535,846	16-Aug-2004	CA	Same As Above	Pending	093CA

PA/a/2006/0 01776	16-Aug-2004	MX	Same As Above	Pending	093MX

10/121,430	11-Apr-2002	US	Process For Loading A Drug Delivery Device	Abandoned	094

PCT/US03/1 1313	11-Apr-2003	PCT	Same As Above	Abandoned	094PC

60/441,829	22-Jan-2003	US	Bioerodable Film For Delivery Of Pharmaceutical Compounds To Mucosal Surfaces	Expired	095-1

10/763,063	22-Jan-2004	US	Same As Above	Pending	095

EXHIBIT E

SUPPLY AGREEMENT

EXHIBIT F

LABELING GUIDELINES

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